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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NORTHSTAR REALTY FINANCE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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To the Stockholders of NorthStar Realty Finance Corp.:

        It is my pleasure to invite you to the 2012 annual meeting of stockholders of NorthStar Realty Finance Corp., a Maryland corporation. The annual meeting will be held at the New York Palace Hotel at 455 Madison Avenue, Henry Room—Villard Mansion, 5th Floor, New York, New York on May 24, 2012, beginning at 10:00 a.m., local time.

        The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2011.

        It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

        We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,

DAVID T. HAMAMOTO Chairman and Chief Executive Officer

April 20, 2012

New York, New York

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2012

To the Stockholders of NorthStar Realty Finance Corp.:

        The 2012 annual meeting of stockholders of NorthStar Realty Finance Corp., a Maryland corporation, or the Company, will be held at the New York Palace Hotel at 455 Madison Avenue, Henry Room—Villard Mansion, 5th Floor, New York, New York on May 24, 2012, beginning at 10:00 a.m., local time. The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying proxy statement, are:

  1)
  a proposal to elect as directors the eight individuals nominated by our Board of Directors as set forth in the accompanying proxy statement, each to serve until the 2013 annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2)
  a proposal to approve the NorthStar Realty Finance Corp. Amended and Restated 2004 Omnibus Stock Incentive Plan;

  3)
  a proposal to adopt a resolution approving, on a non-binding, advisory basis, named executive officer compensation;

  4)
  a proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  5)
  any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        This notice is accompanied by the Company's proxy statement, a proxy card, a self-addressed envelope and the Company's Annual Report to Stockholders for the year ended December 31, 2011.

        Stockholders of record at the close of business on April 18, 2012 will be entitled to notice of and to vote at the annual meeting. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote as soon as possible. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors

ALBERT TYLIS Co-President, Chief Operating Officer and Secretary

April 20, 2012
New York, New York

OUR BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES BY ANY OF THE THREE AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD. YOUR VOTE IS IMPORTANT!

Stockholders are invited to visit the Corporate Governance section of our website at www.nrfc.com.

NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

(212) 547-2600

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2012

APPENDIX A	—	NORTHSTAR REALTY FINANCE CORP. AMENDED AND RESTATED 2004 OMNIBUS STOCK INCENTIVE PLAN	A-1
APPENDIX B	—	FORM OF PROXY	B-1

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement, the accompanying proxy card and the notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors, or our Board, of NorthStar Realty Finance Corp., a Maryland corporation, or the Company, for use at the 2012 annual meeting of stockholders to be held on May 24, 2012, at 10:00 a.m. local time, and any postponements or adjournments thereof. We are an internally-managed real estate finance company that originates, acquires and manages portfolios of commercial real estate debt, commercial real estate securities and net lease properties. In addition, we engage in asset management and other activities related to real estate and real estate finance. We conduct substantially all of our operations and make our investments through our operating partnership, of which we are the sole general partner. References to our operating partnership refer to NorthStar Realty Finance Limited Partnership, and references to operating partnership units refer to limited partnership interests in NorthStar Realty Finance Limited Partnership.

        The mailing address of our executive office is 399 Park Avenue, 18th Floor, New York, New York 10022. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share, on or about April 25, 2012. Our common stock is the only security entitled to vote at the annual meeting and we refer to our common stock in this proxy statement as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2011.

        A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the accompanying notice of annual meeting of stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

        Grant Thornton LLP, an independent registered public accounting firm, has provided services to us during the past fiscal year, which included the examination of our Annual Report on Form 10-K, review of our quarterly reports on Form 10-Q and review of registration statements and filings with the Securities and Exchange Commission, or the SEC. A representative of Grant Thornton LLP is expected to be present at the annual meeting, will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Matters to be Considered and Voted Upon at the Annual Meeting

        At the annual meeting, our stockholders will consider and vote upon:

  1)
  a proposal to elect as directors the eight individuals nominated by our Board as set forth in the accompanying proxy statement, each to serve until the 2013 annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2)
  a proposal to approve the NorthStar Realty Finance Corp. Amended and Restated 2004 Omnibus Stock Incentive Plan, or the Amended and Restated 2004 Stock Incentive Plan;

  3)
  a proposal to adopt a resolution approving, on a non-binding, advisory basis, named executive officer compensation;

  4)
  a proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  5)
  any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

 Solicitation of Proxies

        Your proxy is being solicited by and on behalf of our Board. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, electronic communications or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock held of record as of the close of business on April 18, 2012 and will provide reimbursement for the cost of forwarding the materials.

        In addition, we have engaged McKenzie Partners to assist in soliciting proxies from brokers, banks and other nominee holders of our shares of common stock at a cost of $5,000, plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote

        As of the close of business on April 18, 2012, there were 113,357,448 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on April 18, 2012 are entitled to vote at the annual meeting or any postponement or adjournment thereof.

Abstentions and Broker Non-Votes

        If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange, or the NYSE, and therefore will be considered to be "broker non-votes." Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. Your bank, broker or other nominee does not have discretionary authority to vote your shares on the election of directors, the approval of the Amended and Restated 2004 Stock Incentive Plan or the adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation if your bank, broker or other nominee does not receive voting instructions from you.

Required Quorum/Vote

        A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you hold your shares in your own name as holder of record and return a valid proxy, authorize your proxy by phone or internet or attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting.

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of our Board's nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees or any one or more of them. Votes "withheld" and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

        Approval of the Amended and Restated 2004 Stock Incentive Plan, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. The rules of the NYSE also require the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the annual meeting, provided that the total votes cast on the matter represent more than 50% in interest of all shares entitled to vote thereon. For purposes of Proposal No. 2, abstentions will be treated as votes cast and will have the same effect as a vote against the matter. Broker non-votes will not be treated as votes cast and, as a result, will not have any effect on the result of the vote, except that they will not count toward the requirement that votes cast on the matter represent more than 50% in interest of all shares entitled to vote thereon.

        Approval, on a non-binding and advisory basis, of the compensation of our named executive officers, as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on this proposal.

        Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012, as specified in Proposal No. 4, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. Abstentions, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. If this selection is not ratified by holders of our voting securities, the Audit Committee may, but need not, reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.

        If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:

  1)
  FOR the election of all eight nominees for director recommended by our Board;

  2)
  FOR the approval of the Amended and Restated 2004 Stock Incentive Plan;

  3)
  FOR the adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation, as disclosed in this proxy statement;

  4)
  FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

  5)
  in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any postponement or adjournment thereof.

        As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.

Voting

        If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares as follows:

  •
  Telephone—you can authorize your proxy by telephone by calling 1-(800)-proxies (1-800-776-9437) and following the instructions on the proxy card if you are located in the United States. The submission of your proxy by telephone is available 24 hours a day. To be valid, a submission by telephone must be received by 11:59 p.m. (Eastern Time) on May 23, 2012;

  •
  Internet—you can authorize your proxy over the Internet at www.voteproxy.com by following the instructions on the proxy card. To be valid, a submission via the Internet must be received by 11:59 p.m. (Eastern Time) on May 23, 2012; or

  •
  Mail—you can authorize your proxy by mail by signing, dating and mailing the enclosed proxy card. To be valid, a submission by mail must be received by 5:00 p.m. (Eastern Time) on May 23, 2012.

        In addition, if you are a stockholder of record, you may vote your shares of our voting securities in person at the annual meeting.

        If your shares of our voting securities are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the meeting in order to vote.

Right to Revoke Proxy

        If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  submit a new proxy via telephone or Internet that is received by 11:59 p.m. (Eastern Time) on May 23, 2012;

  •
  send written notice of revocation to our General Counsel at 399 Park Avenue, 18th Floor, New York, New York 10022, which notice must be received by 5:00 p.m. (Eastern Time) on May 23, 2012;

  •
  sign and mail a new, later-dated proxy card to our General Counsel at the address specified above, which proxy card must be received by 5:00 p.m. (Eastern Time) on May 23, 2012; or

  •
  attend the annual meeting and vote your shares in person.

        Only the most recent proxy vote will be counted and all others will be disregarded regardless of the method by which the proxy was authorized. If shares of our voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

        A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2011 is being mailed with these proxy materials to stockholders entitled to vote at the annual meeting and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Annual Report and Quarterly Reports

        We make available free of charge through our website at www.nrfc.com under the heading "Investor Relations" our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our annual reports on Form 10-K, quarterly reports on

Form 10-Q, current reports on Form 8-K and all amendments to those reports. Requests for copies should be addressed to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov. Neither our Annual Report on Form 10-K, nor our Annual Report to Stockholders, for the fiscal year ended December 31, 2011, is part of the proxy solicitation materials.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have received 60-days' prior notice from us or their broker and have the same last name and address will receive only one copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2011, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Also, householding will not in any way affect dividend check mailings.

        If you participate in householding and wish to receive a separate copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2011, please request a copy in writing from NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel or by phone by calling (212) 547-2600, and a copy will be provided to you promptly.

        If you do not wish to continue participating in householding and prefer to receive separate copies of future annual reports to stockholders and other stockholder communications, notify our General Counsel in writing at the following address: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022.

Voting Results

        American Stock Transfer & Trust Company will have a representative present at the annual meeting to count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which we plan to file with the SEC within four business days of the annual meeting.

Confidentiality of Voting

        We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents, except as necessary to meet applicable legal requirements.

Recommendations of our Board

        Our Board recommends a vote:

  1)
  FOR the election of all eight nominees for director recommended by our Board;

  2)
  FOR the approval of the Amended and Restated 2004 Stock Incentive Plan;

  3)
  FOR the adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation as disclosed in this proxy statement;

  4)
  FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  5)
  in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to be Held on May 24, 2012.

        The Company's Proxy Statement for the 2012 Annual Meeting of Stockholders and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.nrfcproxy.com.

BOARD OF DIRECTORS

General

        Our Board presently consists of eight members. At the annual meeting, stockholders will vote on the election of Messrs. C. Preston Butcher, Stephen E. Cummings, David T. Hamamoto, Oscar Junquera, Wesley D. Minami, Louis J. Paglia and Sridhar Sambamurthy and Ms. Judith A. Hannaway, for a term ending at the 2013 annual meeting of stockholders and until their successors are duly elected and qualified.

        The director nominees listed below are leaders in business as well as in the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of outstanding accomplishments over a period of decades. Each has been chosen to stand for re-election in part because of his or her ability and willingness to understand our unique challenges and evaluate and implement our strategies.

        Set forth below is each director nominee's name and age as of the date of this proxy statement and his or her principal occupation, business history and public company directorships held during the past five years. Also set forth below are the specific experience, qualifications, attributes and skills of the director nominees that led our Board to conclude that each such person should serve as a director of the Company. Each of our director nominees currently serves on our Board and was elected by the stockholders at the 2011 annual meeting of stockholders.

Current Directors Who are Nominees for Election or Re-election

Name	Age
C. Preston Butcher	73
Stephen E. Cummings	56
David T. Hamamoto	52
Judith A. Hannaway	60
Oscar Junquera	58
Wesley D. Minami	55
Louis J. Paglia	54
Sridhar Sambamurthy	50

        C. Preston Butcher.    Mr. Butcher has been one of our directors since September 2004. Since 1998, he has been Chairman and Chief Executive Officer of Legacy Partners (formerly known as Lincoln Property Company N.C., Inc.), a real estate and development and management firm, in Foster City, California. Legacy Partners develops and manages income property in the western United States. From 1967 to 1998, Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. Mr. Butcher co-founded, formerly served as Chairman of the Board of Directors and presently serves on the Executive Committee of the National Multi-Housing Council, a national trade association whose members are the major apartment owners and managers throughout the United States. He also co-founded and currently serves as a Director of the California Housing Council. He is a Director of the Charles Schwab Corp., a securities brokerage and related financial services firm and Chairman of the Board and Chief Executive Officer and director of KBS Legacy Partners Apartment REIT, Inc., a real estate investment trust, since August 2009. He holds a Bachelor of Science in Electrical Engineering from the University of Texas at Austin.

        Consideration for Recommendation:    Mr. Butcher offers our Board a unique perspective and informed advice on matters central to the Company's business and on matters pertaining to the real estate industry in general. Mr. Butcher's knowledge of the commercial real estate markets, service on housing councils and extensive leadership expertise qualify him to serve as a director of the Company.

        Stephen E. Cummings.    Mr. Cummings has been one of our directors since December 2009. Mr. Cummings currently serves as a Managing Director and Chairman of Americas Investment Banking for UBS Investment Bank, a position he started in April 2011. From 2004 to 2008, Mr. Cummings was Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation's Operating Committee. From 1998 to 2004, Mr. Cummings served in a number of different leadership roles at Wachovia (and First Union Corporation, a predecessor to Wachovia), including their Mergers and Acquisitions, Investment Banking and Capital Markets Divisions. Before joining Wachovia, Mr. Cummings served as Chairman and Chief Executive Officer of Bowles Hollowell Conner & Co. from 1993 to 1998. Mr. Cummings began his investment banking career in 1979 in the Corporate Finance Division of Kidder, Peabody & Co. Incorporated in New York and joined Bowles Hollowell Conner & Co. in 1984. Mr. Cummings has a B.A. in administrative science from Colby College and a M.B.A. from Columbia University Graduate School of Business.

        Consideration for Recommendation:    Mr. Cummings has significant financial experience, developed through his roles as Managing Director and Chairman of Americas Investment Banking for UBS Investment Bank, as well as Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation's Operating Committee. Mr. Cummings has also served in a number of executive positions with oversight of financial operations, merger and acquisition and capital markets activities. As a business executive with senior management responsibilities, Mr. Cummings's leadership and experience qualify him to serve as a director of the Company.

        David T. Hamamoto.    Mr. Hamamoto has been our Chairman since October 2007 and is one of our directors. Mr. Hamamoto also serves are our Chief Executive Officer since October 2004 and served as our President from October 2004 to April 2011. Mr. Hamamoto has also served as Chairman and Chief Executive Officer of NorthStar Real Estate Income Trust, Inc., or NorthStar Income, the first public, non-traded real estate investment trust, or REIT, sponsored by us since February 2009. In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to the Company, for which he served as Co-Chief Executive Officer until October 2004. From July 1983 to July 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between February 1994 and June 1997. During Mr. Hamamoto's tenure at Goldman, Sachs & Co., he initiated the firm's effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Mr. Hamamoto currently serves as Executive Chairman of the Board of Directors of Morgans Hotel Group Co., a public global hotel management and ownership company focused on the boutique sector. Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.

        Consideration for Recommendation:    As a founder of the Company, Mr. Hamamoto offers our Board an intuitive perspective of the business and operations of the Company as a whole. Mr. Hamamoto also has significant experience in all aspects of the commercial real estate markets, which he gained initially as co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. Mr. Hamamoto is able to draw on his extensive knowledge to develop and articulate sustainable initiatives, operational risk management and strategic planning, which qualify him to serve as a director of the Company.

        Judith A. Hannaway.    Ms. Hannaway has been one of our directors since September 2004. Currently, and during the past five years, Ms. Hannaway has acted as a consultant to various financial institutions. Prior to acting as a consultant, Ms. Hannaway was previously employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed-end funds, off shore funds and REIT funds. Prior to joining Scudder

Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-Estate Product Manager. Ms. Hannaway holds a Bachelor of Arts from Newton College of the Sacred Heart and a Master of Business Administration from Simmons College Graduate Program in Management.

        Consideration for Recommendation:    Ms. Hannaway has had significant experience at major financial institutions and has broad ranging financial services expertise and experience in the areas of financial reporting, risk management and alternative investment products. Ms. Hannaway's financial-related experience qualifies her to serve as a director of the Company.

        Oscar Junquera.    Mr. Junquera has been one of our directors since April 2011. Mr. Junquera is the founder of PanMar Capital llc, a private equity firm specializing in the financial services industry and has been their Managing Partner since its formation in January 2008. Mr. Junquera worked on matters related to the formation of PanMar Capital llc from July 2007 until December 2008. From 1980 until June 2007, Mr. Junquera was at PaineWebber, which was sold to UBS AG in 2000. He began at PaineWebber in the Investment Banking Division and was appointed Managing Director in 1988, Group Head—Financial Institutions in 1990 and a member of the Investment Banking Executive Committee in 1995. Following the sale of PaineWebber to UBS in 2000, Mr. Junquera was appointed Global Head of Asset Management Investment Banking at UBS and was responsible for establishing and building the bank's franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management. Mr. Junquera is on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a supporter of various other charitable organizations. He holds a Bachelor of Science from the University of Pennsylvania's Wharton School and a Master of Business Administration from Harvard Business School.

        Consideration for Recommendation:    Mr. Junquera has over 25 years of investment banking experience, most recently as a Managing Director in the Global Financial Institutions Group at UBS Investment Bank and Global Head of Asset Management Investment Banking. Mr. Junquera's experience covers a unique cross-section of strategic advisory and capital markets activities, combined with the structuring and distribution of investment funds and permanent capital vehicles.

        Wesley D. Minami.    Mr. Minami has been one of our directors since September 2004. Mr. Minami served as President of Billy Casper Golf LLC from 2003 until March 2012, at which time he ceased acting as President and began serving as Principal. From 2001 to 2002, he served as President of Charles E. Smith Residential Realty, Inc., a REIT that was listed on the NYSE. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. He resigned from this position after completing the transition and integration of Charles E. Smith Residential Realty, Inc. from an independent public company to a division of Archstone-Smith, an apartment company listed on the NYSE. From 1997 to 2001, Mr. Minami worked as Chief Financial Officer and then Chief Operating Officer of Charles E. Smith Residential Realty, Inc. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems. Mr. Minami holds a Bachelor of Arts in Economics, with honors, from Grinnell College and a Master of Business Administration in Finance from the University of Chicago.

        Consideration for Recommendation:    Mr. Minami, who has served as President of a publicly-traded REIT, chief financial officer and chief operating officer of a real estate company and in various financial service capacities, brings corporate finance, operations, public company and executive leadership expertise to our Board. Mr. Minami's diverse experience, real estate background and understanding of financial statements qualify him to serve as a director of the Company.

        Louis J. Paglia.    Mr. Paglia has been one of our directors since February 2006. From April 2002 to March 2006, Mr. Paglia was the Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company. Mr. Paglia was also President of UIL Holdings' investment subsidiaries. From July 2002 through April 2005, Mr. Paglia also served as UIL Holdings' Chief Financial Officer. From 1999 to 2001, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company. Prior to 1999, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc. and Emisphere Technologies, Inc. Mr. Paglia received a Bachelor of Science from Massachusetts Institute of Technology and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.

        Consideration for Recommendation:    Mr. Paglia brings a career of broad ranging financial expertise, having held several chief financial officer positions, including at three public companies. Mr. Paglia's extensive accounting, finance and risk management expertise qualify him to serve as a director of the Company.

        Sridhar Sambamurthy.    Mr. Sambamurthy has been one of our directors since April 2011. Mr. Sambamurthy is currently Managing Principal and Co-Founder of West Point Partners LLC, a real estate investment and advisory firm based in New York and has been acting in that capacity since April 2009. From April 2005 until December 2008, Mr. Sambamurthy was a Managing Director and member of the Investment Committee at Starwood Capital Group. While at Starwood Capital Group, Mr. Sambamurthy was responsible for corporate, entity level and platform investments in real estate, lodging, leisure, gaming and alternative sectors. Mr. Sambamurthy was also involved with various restructurings and debt transactions. Prior to joining Starwood Capital Group, from February 2002 until March 2005, Mr. Sambamurthy was a Managing Director at Deutsche Bank where he was the head of the mergers and acquisitions and restructuring practice for the real estate lodging and leisure sectors for the Americas. Mr. Sambamurthy was also an Executive Director in the real estate investment banking group at Morgan Stanley where he served from 1994 until January 2002. Prior to joining Morgan Stanley, Mr. Sambamurthy held positions at Vornado Realty Trust, Ernst & Young and AF Ferguson & Co. Mr. Sambamurthy is a member of multiple civic organizations, including the Urban Land Institute, Council of Foreign Relations, U.S. India Business Council and New Jersey SEEDS. He is a certified public accountant and received a Bachelor of Finance from the University of Madras and a Master of Business Administration from New York University's Stern School of Business.

        Consideration for Recommendation:    Mr. Sambamurthy has extensive experience in the real estate industry, including with respect to real estate investments, merger and acquisition activity, restructurings and debt transactions. Mr. Sambamurthy has held leadership positions at companies such as West Point Partners, Starwood Capital Group, Deutsche Bank and Morgan Stanley, where he has had significant responsibilities in investing, advisory matters and raising capital in the real estate sector and also in running industry platforms. As a seasoned professional with broad industry background and experience, Mr. Sambamurthy's knowledge and skills qualify him to be a director of the Company.

Corporate Governance Profile

        We are committed to good corporate governance practices and, as such, we have adopted the formal corporate governance guidelines and codes of ethics discussed below to enhance our effectiveness.

Code of Ethics for Senior Financial Officers

        We have adopted a code of ethics for senior financial officers applicable to our chief executive officer, chief financial officer and all other senior financial officers of the Company. The code is available on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance." Amendments to, and waivers from, the code of ethics for senior financial officers will be disclosed on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance."

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our code of ethics prohibits payments, directly or indirectly, to any government official seeking to influence such official or otherwise obtain an improper advantage for our business. The code is available on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Corporate Governance Guidelines

        We have adopted corporate governance guidelines to assist our Board in the exercise of its responsibilities. The guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. A copy of our corporate governance guidelines may be found on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance" and are also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Board Committees

        Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and each of these standing committees have adopted a charter. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals referred to as "non-employee directors" in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and "outside directors" in Section 162(m) of the Internal Revenue Code.

        During the year ended December 31, 2011, our Board met on sixteen occasions. Each director then serving attended at least 75% of the aggregate number of meetings of our Board and all committees on which he or she served.

        The following table shows the current membership of the various committees:

Audit	Compensation	Nominating and Corporate Governance
Wesley D. Minami*^	Judith A. Hannaway*	Wesley D. Minami*
Louis J. Paglia^	Oscar Junquera	Judith A. Hannaway
Sridhar Sambamurthy	Louis J. Paglia	Oscar Junquera

*
Denotes Chairperson

^
Denotes Audit Committee Financial Expert

Audit Committee

        The Audit Committee held six meetings in 2011. Its report begins on page 44 of this proxy statement. Our Board has determined that all three members of the Audit Committee are independent and financially literate under the rules of the NYSE and that at least two members, Mr. Minami, who chairs the Audit Committee, and Mr. Paglia, are "audit committee financial experts," as that term is defined by the SEC. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting our Board in its oversight of our internal controls over financial reporting.

        A copy of the Audit Committee charter is available on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Compensation Committee

        The Compensation Committee held eight meetings in 2011. Its report is on page 40 of this proxy statement. Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. Ms. Hannaway chairs the Compensation Committee. The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering and monitoring our equity compensation plans, evaluating the performance of our executive officers and producing an annual report on executive compensation for inclusion in our annual meeting proxy statement.

        A copy of the Compensation Committee charter is available on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee held six meetings in 2011. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. Mr. Minami chairs the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to our Board for adoption the Committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of our Board. In addition, the Committee annually facilitates the assessment of our Board's performance as a whole and of the individual directors and reports thereon to our Board.

        A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks or employee participation on the Compensation Committee.

 Director Independence

        Of our eight directors, six have been determined by our Board to be independent for purposes of the NYSE listing standards. In determining director independence, our Board reviewed, among other things, any transactions or relationships that exist currently or that have existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director's immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent. Our Board also examined whether there were any transactions or relationships between each director and members of our senior management or our affiliates.

        As a result of its review, our Board affirmatively determined at a meeting held on April 18, 2012 that Messrs. Cummings, Junquera, Minami, Paglia and Sambamurthy and Ms. Hannaway are independent under the NYSE listing standards.

Board Leadership Structure; Meetings of Independent Directors

        Our Board believes it is important to select its chairman and the Company's chief executive officer in the manner it considers in the best interests of the Company at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company's leadership structure to meet those needs. Accordingly, the chairman and chief executive officer positions may be filled by one individual or by two different individuals. After careful consideration, our Board believes that the most effective leadership structure for the Company at this time is for Mr. Hamamoto to serve as both our chairman and chief executive officer. Mr. Hamamoto's combined role as chairman and chief executive officer creates a firm link between management and our Board and provides unified leadership for carrying out the Company's strategic initiatives and business plans. Our Board continually evaluates the Company's leadership structure and could in the future decide not to combine the chairman and chief executive officer positions if it believes that doing so would serve the best interests of the Company.

        To promote the independence of our Board and appropriate oversight of management, the independent directors select a Lead Non-Management Director, currently Ms. Hannaway, to facilitate free and open discussion and communication among the independent directors of our Board and management. The Lead Non-Management Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Lead Non-Management Director or any of our other independent directors. In 2011, our independent directors met four times in executive session without management present following Board meetings and met outside of regularly scheduled Board meetings on a number of occasions. Our Lead Non-Management Director sets the agenda for these meetings held in executive session and discusses issues that arise during those meetings with our chairman. Our Lead Non-Management Director also discusses with our chairman and secretary Board meeting agendas and may request inclusion of additional agenda items for meetings of our Board. It is expected, as provided in our corporate governance guidelines, that the individual who serves as the Lead Non-Management Director shall rotate every two years.

 Stockholder Communications with Directors

        Our Board has established a process to receive communications from stockholders. Stockholders may contact the Lead Non-Management Director, any member or all members of our Board by mail. To communicate with our Board, any individual director or any group or committee of directors, correspondence should be addressed to our Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of our General Counsel at NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, the office of the General Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of the copies of such forms we received or written representations from certain reporting persons that no filings on such forms were required for those persons, we believe that, other than as described below, all such filings required to be made during and with respect to the fiscal year ended December 31, 2011 by Section 16(a) were timely made.

Director Nomination Procedures

        The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on our Board should have demonstrated an ability to make a meaningful contribution to our Board's oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to our Board based on, among other things, its evaluation of a candidate's experience and skills, relevant industry background and knowledge, integrity, ability to make independent analytical inquiries and a willingness to devote adequate time and effort to Board responsibilities. In addition to the criteria set forth above, when identifying and selecting nominees for our Board, the Nominating and Corporate Governance Committee does not have a specific diversity policy with respect to the director nomination process, but strives to create diversity in perspective, background and experience in our Board as a whole and seeks to have our Board nominate candidates who have diverse backgrounds.

        In the future, the Nominating and Corporate Governance Committee intends to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The Nominating and Corporate Governance Committee also, from time-to-time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

        The Nominating and Corporate Governance Committee anticipates that once a person has been identified by the Committee as a potential candidate, the Committee will collect and review publicly-available information regarding the person to assess whether the person should be considered further.

If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee will contact the person. If the person expresses a willingness to be considered and to serve on our Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates that have followed the procedures for nominating directors set forth in our Amended and Restated Bylaws, or our bylaws. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022. Director recommendations submitted by stockholders must comply with the procedures set forth in our bylaws, as such may be amended from time-to-time, including providing the following:

  •
  the name, age and business address of the individual(s) recommended for nomination;

  •
  the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

  •
  the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;

  •
  whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and

  •
  all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        The foregoing is a summary only and you should refer to our bylaws for a full description of the procedures required to nominate a director. The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Committee.

Risk Oversight

        Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is transmitted to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. Members of our management team generally attend all Board meetings and management is readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.

 Director Attendance at Annual Meeting

        We do not currently maintain a policy requiring our directors to attend the annual meeting of stockholders. Messrs. Hamamoto and Paglia each attended the 2011 annual meeting of stockholders.

Directors Offer of Resignation Policy

        Whenever a member of our Board: (i) accepts a position with a company that is competitive to the business(es) then engaged in by the Company; or (ii) violates our code of business conduct and ethics, corporate governance guidelines or any other Company policy applicable to members of our Board, pursuant to our resignation policy, he or she is to offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that the Nominating and Corporate Governance Committee deems appropriate under the circumstances, including, without limitation, any requirement of the NYSE or any rule or regulation promulgated under the Exchange Act, and will recommend to our Board the action to be taken with respect to any resignation offer.

Chief Executive Officer Succession Plan

        Our Board has adopted a succession plan, which it intends to review periodically, with respect to selecting a successor to our chief executive officer.

EXECUTIVE OFFICERS

        Our executive officers are appointed annually by our Board and serve at the discretion of our Board. Set forth below is information, as of the date of this proxy statement, regarding our current executive officers:

Name	Age	Position
David T. Hamamoto	52	Chairman and Chief Executive Officer
Daniel R. Gilbert	42	Co-President and Chief Investment Officer
Albert Tylis	38	Co-President, Chief Operating Officer and Secretary
Debra A. Hess	48	Chief Financial Officer
Ronald J. Lieberman	42	Executive Vice President, General Counsel and Assistant Secretary

        Set forth below is biographical information regarding each of our current executive officers, other than Mr. Hamamoto, whose biographical information is provided above under "Board of Directors."

        Daniel R. Gilbert:    Mr. Gilbert has served as our Co-President since April 2011, our Chief Investment Officer since January 2009 and as an Executive Vice President since our initial public offering in October 2004. Mr. Gilbert has served as President of NorthStar Income since March 2011 and has served as Chief Investment Officer of NorthStar Income since February 2009. In addition, Mr. Gilbert has served as Chief Executive Officer of NorthStar Healthcare Income Trust, Inc., or NorthStar Healthcare, since April 2011 and served as NorthStar Healthcare's Chief Investment Officer from October 2010 until March 2012. From July 2004 until October 2004, Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital Investment Corporation, the predecessor company to the Company, which included responsibility for the oversight of NorthStar Funding, LLC, a joint venture with a single institutional investor organized for the purpose of making investments in real estate-related mezzanine debt. From September 1994 to June 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., in its Global Principal Investments and Commercial Real Estate Department where he was responsible for making principal investments in real estate opportunity funds, mortgage loans, subordinated notes, mezzanine loans, preferred equity, distressed debt and related commercial mortgage-backed securities, or CMBS. Prior to joining Merrill Lynch, he held accounting and legal-related positions at Prudential Securities Incorporated between October 1991 and June 1994. Mr. Gilbert holds a Bachelor of Arts from Union College in Schenectady, New York.

        Albert Tylis.    Mr. Tylis has been our Co-President since April 2011, our Chief Operating Officer since January 2010, our Secretary and an Executive Vice President since April 2006 and as our General Counsel from April 2006 to April 2011. Mr. Tylis has served as Chief Operating Officer of NorthStar Income since October 2010 and served as General Counsel and Secretary of NorthStar Income from October 2010 until April 2011. He has served as Chairman of the board of directors of NorthStar Healthcare since April 2011 and served as General Counsel and Secretary of NorthStar Healthcare from October 2010 until April 2011. Prior to joining the Company in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group and supported the firm's Real Estate Group. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School.

        Debra A. Hess.    Ms. Hess has been our Chief Financial Officer since July 2011. Ms. Hess has also served as Chief Financial Officer and Treasurer of NorthStar Income since October 2011 and as Chief Financial Officer and Treasurer of NorthStar Healthcare since February 2012. Ms. Hess has significant financial, accounting and compliance experience at public companies. Ms. Hess most recently served as

Chief Financial Officer and Chief Compliance Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs's Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs' Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University in New York, New York.

        Ronald J. Lieberman.    Mr. Lieberman has been our General Counsel and Assistant Secretary since April 2011 and our Executive Vice President since April 2012. Mr. Lieberman has also served as General Counsel and Secretary of NorthStar Income and NorthStar Healthcare since October 2011 and April 2011, respectively. Prior to joining NorthStar, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman was the associate general counsel at Entrade, Inc., during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

General

        This section describes the process that the Compensation Committee undertakes and the factors it considers in determining the appropriate compensation for our executive officers. The Compensation Committee is responsible for establishing and monitoring compensation programs and for evaluating the performance of our executive officers. The Compensation Committee reviews and approves individual executive officer salaries, bonuses and other equity-based awards. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable for 2011 to our executive officers.

        Despite some improvement in 2011, the U.S. economy continued to experience high unemployment and slow growth compared to historical periods. While real estate sector conditions in the United States began to improve in 2011 and some liquidity returned to the commercial real estate debt and equity markets, many investors remain cautious in providing capital to legacy commercial real estate finance companies, like us, until the economic outlook becomes clearer. The performance and efforts of our management team throughout the recent economic recession continued to be evident in the Company's performance in 2011. While economic conditions remained challenging, our management team performed extremely well and we were able to earn $1.60 per share of adjusted funds from operations, or AFFO, for 2011 and raise $232 million of corporate capital. For a reconciliation of net income (loss) to AFFO, please refer to pages 98 and 99 of the Company's Form 10-K for the year ended December 31, 2011. The Company's continued strong performance also allowed the Company to increase its dividend in 2011 for the first time since 2007. At the conclusion of the first quarter 2012, the Company's total stockholder return since its initial public offering, or IPO, in 2004 was 28%, as reflected in the chart below, despite the severe economic recession which saw the failure of many of the Company's competitors. The Compensation Committee believes that management's strong performance last year and over the last several years has been a critical component of our success relative to similarly situated companies.

        Below is a chart that compares the Company's total stockholder return to the total stockholder return of some of the Company's competitors since the Company's IPO.

Legacy Commercial Finance REITs vs. NorthStar Total Return

NorthStar IPO (October 29, 2004) to March 30, 2012(1)

(1)
The Company's IPO price was $9 per share and assumes no reinvestment of dividends. Source: Bloomberg Finance, L.P.

        Below is a chart that compares the Company's total stockholder return to the total stockholder return of some of the Company's competitors that went public in 2009.

New Commercial Finance REITs vs. NorthStar Total Return

September 23, 2009(1) to March 30, 2012

(1)
Based on the most recent initial public offering date of the companies included in this chart and assumes no reinvestment of dividends. Source: Bloomberg Finance, L.P.

        In 2009, the Compensation Committee, with the support of management, revised the Company's compensation practices in a continuing effort to closely tie compensation to performance with relatively limited amounts of discretion afforded to the Compensation Committee compared to historic compensation determinations. In doing so, in 2009 the Compensation Committee adopted the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan, or the Incentive Plan. In adopting and designing the Incentive Plan, the Compensation Committee considered, among other things, compensation payable in the real estate industry, including under management contracts for externally-advised REITs, the long-term interests of stockholders, the alignment of those interests with the interests of the Company's management team and the limitation on the Company's ability to grant equity awards. While the Compensation Committee believes that the framework for the Incentive Plan provides a solid foundation under which to address certain aspects of compensation for the Company, the Compensation Committee evaluates the Incentive Plan and other compensation arrangements annually and considers modifications as appropriate.

Compensation Policies and Objectives

        The Compensation Committee has designed and administers our executive compensation programs with the intention of incenting long-term superior performance. Compensation of our executive officers reflects and supports the goals and strategies that we establish. Our compensation programs are designed to link compensation with performance and to provide competitive levels of compensation relative to our peers and other companies that may compete for the services of our executive officers. We have historically compensated our executive officers through a mix of base salary, bonus (both cash and equity based) and long-term equity compensation. The Compensation Committee has established the following primary objectives in determining the compensation of our executive officers and seeks to continuously evaluate these objectives in light of the Company's on-going strategic goals and general economic conditions:

  •
  to align our executive officers' interests with the long-term interests of our stockholders;

  •
  to provide rewards consistent with corporate performance;

  •
  to attract and retain highly qualified executives that we expect to contribute to our success by paying competitive levels of compensation; and

  •
  to motivate executives to contribute to the achievement of shifting corporate and business goals, as well as individual goals.

        The Compensation Committee monitors the effectiveness of our compensation programs on an ongoing basis and will continue to study and seek to develop improvements to our compensation practices as circumstances warrant.

        With the adoption of the Incentive Plan and the creation of performance metrics annually under the Incentive Plan, the Compensation Committee believes that it has closely tied the compensation for executive officers to the Company's performance, closely aligned management's interests with those of stockholders, created both long-term and short-term goals and objectives and potentially created a meaningful retention tool for executive officers, particularly under circumstances where direct equity awards are not available to the Compensation Committee. Additionally, the Compensation Committee believes that the Incentive Plan provides a competitive compensation framework for a management team that has performed at a high level in extremely difficult market conditions and markedly outperformed companies in its competitive space.

Compensation Consultant and Benchmarking

        The Compensation Committee approves all compensation and equity awards for our named executive officers, which in 2011 included our chief executive officer, co-president and chief investment officer, co-president and chief operating officer, chief financial officer and former chief financial officer. The Compensation Committee largely considers compensation for our executive officers in light of competitive compensation levels, among other things, and has the sole authority to retain compensation consultants to assist in the evaluation of executive officer compensation. In this regard, the Compensation Committee engaged Towers Watson as its compensation consultant in 2009 and utilized Towers Watson's compensation consulting services in 2011. Towers Watson does not provide services to the Company other than relating to its role as a compensation consultant. In evaluating compensation for our executive officers for 2011 and in considering the annual framework under the Incentive Plan, the Compensation Committee relied on materials prepared by Towers Watson.

        Historically, the Compensation Committee annually evaluated a peer group proposed by its compensation consultant. In connection with the implementation of the Incentive Plan, Towers Watson reviewed companies within a competitive peer set, including externally-managed REITs, to help provide the Compensation Committee with a framework for understanding the pay practices at such firms and to help with the design and development of the Incentive Plan. While the Incentive Plan generally provides for a fixed formula and metric-based plan for determining compensation, in 2011 Towers Watson nonetheless provided information about compensation practices at other companies to help provide the Compensation Committee an awareness of current compensation practices at such firms. These firms represented a diverse group of companies in terms of size, location, market capitalization, earnings and business strategy because of the complex nature of our business and the demand for highly-talented and skilled employees in the real estate finance sector that are transferable to a diverse group of companies. With the overall labor market improving following the recent global economic recession, we believe that highly-talented, executive level employees in our industry are in very high demand.

 Process for Determining Compensation Awards

        In determining historical compensation packages for individual executive officers, the Compensation Committee considered the overall compensation for each executive officer and then allocated that compensation among base salary, bonus and incentive compensation in such a way as to maximize our retention capabilities and to best align the interests of our executive team with that of our stockholders. In determining compensation for 2011 and long-term compensation arrangements, the Compensation Committee worked with Towers Watson and management to formulate performance metrics under the Incentive Plan.

        The preliminary framework for the Incentive Plan was initially created by Towers Watson and then reviewed by the Compensation Committee. The Compensation Committee then engaged in a direct dialogue with Towers Watson to refine various components of the Incentive Plan. The framework of the Incentive Plan was then provided to management. Management assisted the Compensation Committee and Towers Watson by providing information and feedback on the Incentive Plan. For 2011, Towers Watson worked with the Compensation Committee to determine appropriate total allocations of the Incentive Plan to each of the executive officers following the resignation of the Company's chief financial officer in February 2011. The Committee made allocations under the Incentive Plan in April 2011 and reserved a portion of the pool to be allocated to the executive officers if the performance hurdles would be achieved. The Compensation Committee also worked with Towers Watson on the allocations within the three separate incentive compensation components to each of the executive officers and to prepare the appropriate performance metrics under the Incentive Plan. Additionally, the Compensation Committee discussed the proposed Incentive Plan allocations and metrics with our chief executive officer to seek his recommendations regarding the compensation of the other executive officers. After these initial stages and the collection of information, Towers Watson provided more specific recommendations with respect to the Incentive Plan and its components. Following additional discussion between Towers Watson, the Compensation Committee and management, the Compensation Committee formulated the Incentive Plan for 2011.

        In connection with the implementation of the Incentive Plan for 2011, the Compensation Committee held six formal meetings primarily relating to such metrics and allocations. Additionally, the Compensation Committee held executive sessions at certain of these meetings without management present and with and without Towers Watson present. Furthermore, the Compensation Committee held several informal meetings during 2011 relating to executive compensation with just the members of the Compensation Committee and other informal meetings with just Towers Watson and/or the chief executive officer.

        In early 2012, the annual bonus and the deferred bonus amounts were set by the Compensation Committee consistent with the initial percentage allocations and the allocations of the portion of the pool that was reserved in 2011. Additionally, Mr. Hamamoto reviewed with the Compensation Committee his recommendations with respect to the 25% discretionary component under the Incentive Plan, which is further described below under "Elements of Compensation—Bonuses—Annual and Deferred Cash Bonuses." Following dialogue with Mr. Hamamoto, Towers Watson and other members of our Board relating to these matters, the Compensation Committee ultimately made the final determinations relating to executive compensation, which it provided to our chief executive officer who then informed the other executive officers.

        At our 2011 annual meeting, a non-binding, advisory resolution approving the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2011 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with more than 84% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee considered the high percentage of votes cast in favor of this proposal as an indication of stockholders' overall satisfaction with the manner in which we compensated our named executive officers in 2010. Accordingly, based in part on the results of this vote, the Compensation Committee generally has maintained the structure of our executive compensation programs that had been described in our proxy statement for the 2011 annual meeting.

2004 Stock Incentive Plan

        The 2004 Stock Incentive Plan was adopted in 2004 in connection with the Company's initial public offering. The purpose of the 2004 Stock Incentive Plan is to enable the Company to attract and retain highly-qualified personnel who will contribute to the Company's success and to provide incentives to participants that are linked directly to increases in stockholder value and will, therefore, inure to the benefit of all stockholders of the Company. The 2004 Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and other equity-based awards, or any combination of the foregoing. The eligible participants of the 2004 Stock Incentive Plan include our directors, officers, employees, consultants and advisors. Currently, there are no shares that remain available for issuance under the 2004 Stock Incentive Plan. The Compensation Committee believes that the issuance of stock-based awards under the 2004 Stock Incentive Plan has provided a long-term incentive to our executive officers and aligned their interests with those of our stockholders. As a result of the foregoing, we are seeking approval for an amendment and restatement of the 2004 Stock Incentive Plan to, among other things, increase the number of shares of common stock available for issuance thereunder. See "Proposal No. 2: Amendment and Restatement of NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan."

Elements of Compensation

        The key elements of our executive compensation program are as follows:

  Base Salary

        The Compensation Committee's base salary determinations are generally dependent upon the scope of each executive officer's responsibilities, experience and expected performance and contributions to our business, as well as contractual obligations that we have entered into with our executive officers. In October 2007, we entered into employment and non-competition agreements with each of Messrs. Hamamoto, Gilbert, Tylis and Richardson, and in April 2011 we entered into an employment and non-competition agreement with Ms. Hess. Pursuant to these arrangements, the minimum annual base salaries for these executive officers were established as follows: Mr. Hamamoto's minimum base salary was $950,000 per year; Mr. Gilbert's, Mr. Richardson's and Ms. Hess's minimum base salary was $500,000 per year; and Mr. Tylis's minimum base salary was $400,000 per year. The minimum base salaries that we negotiated with these executive officers were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each of these executive officers, the roles and responsibilities of these executive officers and the base salaries of these executive officers in prior years. The base salary for each of these executive officers for 2011 was equal to the minimum base salary negotiated with that executive officer in his/her employment agreement, except that in early 2011 the Compensation Committee increased Mr. Tylis's base salary to $500,000 per year in light of, among other things, his broad responsibilities throughout the Company. The Compensation Committee determined that there would be no additional increases in base salaries for 2012.

  Bonuses

        In determining bonuses for 2011, the Compensation Committee looked solely to the amounts payable pursuant to the Incentive Plan, which primarily consisted of amounts payable pursuant to pre-established, performance-based goals but also included discretionary components.

        In determining the amount of the discretionary components of bonuses for 2011 payable to each executive officer, the Compensation Committee has generally focused on:

  •
  overall company performance;

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  each executive officer's contribution to the performance of the Company;

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  competitive compensation practices; and

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  aligning the long-term interests of our stockholders with those of our executive officers.

  Incentive Plan Overview

        Under the Incentive Plan, a potential incentive compensation pool will be established each calendar year. For each year, the size of the incentive pool will be calculated as the sum of: (a) 1.75% of the Company's "adjusted equity capital" during that year; and (b) 25% of the Company's AFFO (as defined in the Incentive Plan) during that year, above a 9% return hurdle on adjusted equity capital. Any payout from the incentive pool is then subject to achievement of additional performance goals. The Compensation Committee may seek a clawback as set forth in the Incentive Plan. The incentive pool is expected to be divided into the following three separate incentive compensation components: (1) an annual cash bonus, tied to annual performance of the Company and paid after year end at or around completion of the year-end audit; (2) a deferred cash bonus, determined based on the same year's performance, but paid 50% following the end of each of the first and second years after such incentive pool is determined, subject to the participant's continued employment through each payment date; and (3) a long-term incentive, vesting during or at the end of a three or four-year period based, in whole or in part, on the Company's achievement of additional cumulative performance goals for the three or four-year period, subject to the participant's continued employment through the applicable vesting date. Performance goals for each component were set by the Compensation Committee initially upon the adoption of the 2011 metrics under the Incentive Plan and will be set at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into distinct ranges of performance, each of which will correspond to a pay-out level equal to a percentage of a participant's pool allocation for such component.

        The incentive pool under the Incentive Plan, if earned, is expected to be allocated among the Company's executives and employees each year.

        The table below sets forth the final 2011 allocations of the incentive pool to the Company's executive officers:

Participant	Annual Bonus Pool Percentage	Deferred Bonus Pool Percentage	Long-Term Incentive Pool Percentage	Total Bonus Pool Percentage
David T. Hamamoto	10.3%	5.2%	16.5%	32.0%
Daniel R. Gilbert	7.3%	5.2%	9.0%	21.5%
Albert Tylis	7.3%	5.2%	9.0%	21.5%
Debra A. Hess	2.0%	2.0%	2.0%	6.0%

        Of these amounts, a substantial majority of these percentage allocations were made in 2011 prior to the determination of the aggregate amount of the incentive pool for 2011 that was earned and the following percentage allocations were made to our named executive officers under the Incentive Plan for 2011 after the determination of this aggregate amount: (i) Annual Bonus Pool Percentage: David Hamamoto—1.3%; Daniel Gilbert—2.3% and Albert Tylis—2.3%; and (ii) Deferred Bonus Pool Percentage: David Hamamoto—0.7%; Daniel Gilbert—1.7%; Albert Tylis—1.7%; and Debra Hess—2.0%. Pursuant to the terms of the Incentive Plan, any amounts earned under the Incentive Plan that are not otherwise allocated to non-executive officers by management may be allocated to the executive officers upon the recommendation of the chief executive officer, subject to the approval of the Compensation Committee.

  Annual and Deferred Cash Bonuses

        The annual cash bonus component for 2011 was calculated based on targets ranging from negative $75 million to positive $1 million of AFFO (as defined under the Incentive Plan) and Liquidity (as defined under the Incentive Plan) targets ranging from $50 million to greater than $100 million (weighted 50% and 25%, respectively) with the remaining 25% of the 2011 annual bonus determined in the Compensation Committee's discretion. The Company exceeded the targeted AFFO and Liquidity metrics set forth under the Incentive Plan for 2011. The deferred cash bonus component was calculated based on the same performance measures as the annual cash bonus, but paid as described above. Additionally, with respect to the 25% discretionary component of the 2011 annual bonus, the Compensation Committee awarded 100% of the discretionary component relating to annual and deferred cash bonuses to Messrs. Hamamoto, Gilbert and Tylis. Ms. Hess's employment and non-competition agreement provided that her 2011 annual bonus would receive the full 25% discretionary component of the Incentive Plan for 2011.

        As described above, the Compensation Committee considers, among other things, each executive officer's contribution to the performance of the Company in determining the discretionary component of bonuses for the executive officers under the Incentive Plan. Given market conditions that the Company and others in the real estate finance sector faced in 2011 and given the Company's relative performance under such conditions, the Compensation Committee placed considerable significance on the team effort put forth by the executive officers, which the Compensation Committee believes has been instrumental in the Company's long-term success. The Compensation Committee also considered the Company's ability to raise capital and the Company's positive outlook going into 2012. In terms of individual performance, the Compensation Committee considered the following in evaluating bonuses for each of the executive officers: (i) Mr. Hamamoto's leadership and strategic foresight, management and development of the executive team, management of relationships with investors and other market participants and maintenance of a superior corporate culture; (ii) Mr. Gilbert's performance with respect to the credit quality and restructuring of the Company's commercial real estate loans, return on investments and cash flow generation and the capital raising of the Company's non-traded REIT; and (iii) Mr. Tylis's management of the Company's operations and strategies, return on investments and cash flow generation and hiring of a strong Chief Financial Officer and General Counsel.

        Based on the foregoing, the following annual cash bonuses were paid pursuant to the Incentive Plan for our executive officers for the 2011 fiscal year: David T. Hamamoto—$3,961,221; Daniel R. Gilbert—$2,807,468; Albert Tylis—$2,807,468; and Debra A. Hess—$769,169. Additionally, the following deferred cash bonuses payable 50% on December 31, 2012 and 50% on December 31, 2013, pursuant to the Incentive Plan were awarded to our executive officers for the 2011 fiscal year: David T. Hamamoto—$1,999,840; Daniel R. Gilbert—$1,999,840; Albert Tylis—$1,999,840; and Debra A. Hess—$769,169. In order to ensure that the basis under which the Compensation Committee made its determinations under the Incentive Plan were accurate, each of the executive officer's bonuses were paid after the Compensation Committee had reviewed the Company's audited consolidated financial statements for the year ended December 31, 2011. Mr. Richardson's unpaid deferred cash bonuses were forfeited upon his resignation and were not allocated to any of the executive officers.

  Long-Term Incentive Awards

        As with annual cash bonuses, long-term incentive awards are intended to compensate our executive officers for their performance and the performance of the Company. Additionally, long-term incentive awards are also designed to strengthen our ability to retain talented executives and create an incentive for executives to consider our long-term best interests. In the past, the Compensation Committee has made annual equity awards that vest over a three-year period, which appropriately align our executive officers' interests with those of our stockholders and further the long-term perspective necessary for success in our business.

        The Company did not have the ability to make common stock awards to executive officers because there are no shares of common stock available to grant under our 2004 Stock Incentive Plan. Historically, the Compensation Committee has viewed, and continues to view, common stock awards (or awards settled in common stock) to executive officers as a proper way to align the interests of our executive officers with those of our stockholders. To the extent performance conditions are met, the Compensation Committee also believes it is in the Company's best interests to settle restricted stock units, or RSUs, with shares of common stock and have the ability to issue shares of common stock upon the redemption of common units in our operating partnership issued upon conversion of long-term incentive plan units in our operating partnership, or LTIP Units. If shares of common stock are not available and if performance conditions are met or such common units are tendered for redemption, we will be required to satisfy these obligations in cash, subject to the maximum cash payments described below. As a result of the foregoing, we are seeking approval for an amendment and restatement of the 2004 Stock Incentive Plan to, among other things, increase the number of shares of common stock available for issuance thereunder. The incentive pools for the years ended December 31, 2011 and 2010, as described below, would currently be settled in cash, if earned, as no shares are currently available to settle such awards.

        For the long-term incentive component for 2011, following the formation of the incentive pool for the year ended December 31, 2011, we determined the value of each executive officer's pool allocation for this component, or the 2011 Initial Long-Term Allocation. For one-half of this component, we then granted each executive officer a number of RSUs determined by dividing 50% of the executive officer's 2011 Initial Long-Term Allocation by the 20-day average closing price of the Company's common stock as of December 31, 2011. Upon the conclusion of the four-year performance period ending December 31, 2014, subject to the executive officer's continued employment through such date, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout for each RSU actually earned based on the Company's achievement of a stock price goal during the performance period, or the 2011 RSU Payout. The 2011 RSU Payout, if any, will be paid in the form of shares of common stock or LTIP Units (if permitted by us and elected by the executive officer) to the extent shares of common stock are available under the Company's equity compensation plans or, if sufficient shares are not available, in cash; provided, that the amount of cash paid to any executive officer shall not exceed two times such executive officer's 2011 Initial Long-Term Allocation. Upon the conclusion of the four-year performance period ending December 31, 2014, each executive officer will also receive the dividends that would have been paid with respect to a share of common stock (for each RSU actually earned) during the second, third and fourth year of such four-year performance period. For the four-year performance period ending December 31, 2014, in order to earn the full 2011 RSU Payout, the Company's total stockholder return (as defined in the Incentive Plan as "TSR") from January 1, 2011 through December 31, 2014 must exceed 20%, compounded annually. An amount equal to 25% but less than 100% of the 2011 RSU Payout will be earned if the TSR from January 1, 2011 through December 31, 2014 equals or exceeds 12.5% and is less than 20%, compounded annually, which amount shall be determined through linear interpolation. For the other half of the long-term incentive component for 2011, we granted each executive officer a number of LTIP Units determined by dividing the remaining 50% of the executive officer's 2011 Initial Long-Term Allocation by the 20-day average closing price of the Company's common stock as of December 31, 2011. The foregoing LTIP Units vest in four annual installments beginning on January 29, 2012, subject to the executive officer's continued employment through the applicable vesting date and may not be sold prior to December 31, 2014. In addition, unless and until sufficient shares are available to satisfy the redemption of common units in our operating partnership issued upon conversion of the LTIP Units issued for the long-term incentive component for 2011, such common units may not be redeemed to the extent the redemption would require us to pay an amount in cash, together with any amount paid with respect to the 2011 RSU Payout, in excess of two times such executive officer's 2011 Initial Long-Term Allocation. This incentive pool would currently be settled in cash, if earned, as no shares are currently available to settle such awards.

        Pursuant to the formula set forth in the Incentive Plan: (i) the following LTIP Units were allocated to our named executive officers in early 2012, which remain subject to annual vesting through January 29, 2015: David T. Hamamoto—689,744; Daniel R. Gilbert—376,224; Albert Tylis—376,224; and Debra A. Hess—83,605; and (ii) the following RSUs were allocated to our named executive officers in early 2012, which remain subject to the achievement of cumulative performance goals described above for the four-year period ending December 31, 2014 and are subject to the executive officer's continued employment through such date: David T. Hamamoto—689,744; Daniel R. Gilbert—376,224; Albert Tylis—376,224; and Debra A. Hess—83,605.

        In early 2011, following the formation of the incentive pool for the year ended December 31, 2010, each executive officer was granted a number of RSUs determined by dividing the value of the executive officer's pool allocation for this component by the 20-day average closing price of the Company's common stock as of December 31, 2010 (such amount, the 2010 Initial Long-Term Allocation). Upon the conclusion of the three-year performance period ending December 31, 2012, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout for each RSU actually earned based on the Company's achievement of cumulative AFFO and/or a stock price goal during the performance period, or the 2010 Long-Term Amount. The 2010 Long-Term Amount, if any, will be paid in the form of shares of common stock or LTIP Units to the extent available under the Company's equity compensation plans or, if all or a portion of such shares or LTIP Units are not available, in cash; provided, that the amount of cash paid to any executive officer with respect to the 2010 Long-Term Amount shall not exceed two times such executive officer's 2010 Initial Long-Term Allocation. Upon the conclusion of the three-year performance period ending December 31, 2012, each executive officer will also receive the dividends that would have been paid with respect to a share of common stock (for each RSU actually earned) during the second and third year of such three-year performance period. For the three-year performance period ending December 31, 2012: (i) the goals range from negative $100 million AFFO to a positive AFFO and correspond to payouts of 25% to 100% (determined through linear interpolation) of the 2010 Long-Term Amount; and (ii) the stock price goals were set at $7.41 per share, $6.13 per share and $5.40 per share, which correspond to payouts of 100%, 66.7% and 33.3%, respectively.

        Pursuant to the formula set forth in the Incentive Plan, the following RSUs were allocated to our named executive officers in early 2011, which remain subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and are subject to the executive officer's continued employment through such date: David T. Hamamoto—1,133,332; Daniel R. Gilbert—368,333; and Albert Tylis—340,000.

        In early 2010, following the formation of the incentive pool for the year ended December 31, 2009, each executive officer was granted a number of RSUs determined by dividing the value of the executive officer's pool allocation for this component by the 20-day average closing price of the Company's common stock as of December 31, 2009 (such amount, the 2009 Initial Long-Term Allocation). Upon the conclusion of the three-year performance period ended December 31, 2011, each executive officer would be entitled receive a payout, if any, equal to the value of one share of common stock at the time of such payout, inclusive of the dividends paid with respect to a share of common stock during the second and third year of the three-year performance period, for each RSU actually earned based on the Company's achievement of cumulative AFFO and/or a stock price goal during the performance period, or the 2009 Long-Term Amount. The 2009 Long-Term Amount was to be paid in the form of shares of common stock or LTIP Units to the extent available under the Company's equity compensation plans or, if all or a portion of such shares or LTIP Units were not available, in cash; provided, that the amount of cash paid to any executive officer with respect to the 2009 Long-Term Amount would not exceed two times such executive officer's 2009 Initial Long-Term Allocation. For the three-year performance period ended December 31, 2011, the AFFO goals ranged from $75 million to $150 million and corresponded to payouts of 25%, 50%, 75% and 100% of the 2009 Long-Term Amount. In connection with the implementation of the Incentive Plan, the Compensation Committee adopted an $8.21 per share stock price goal for the three-year performance period ended December 31, 2011, which corresponded to a 100% payout of the 2009 Long-Term Amount. Subsequent to the conclusion of the 2009 fiscal year, the Compensation Committee determined it was appropriate and in the Company's best interest to also provide for stock price goals of $6.34 per share, which would equate to a one-third payout of the 2009 Long-Term Amount and $7.21 per share, which would equate to a two-thirds payout of the 2009 Long-Term Amount.

        Pursuant to the formula set forth in the Incentive Plan, the following RSUs were allocated to our named executive officers in early 2010, which were subject to the achievement of cumulative performance goals for the three-year period ended December 31, 2011 and were subject to the executive officer's continued employment through such date: David T. Hamamoto—1,656,555; Daniel R. Gilbert—538,380; Albert Tylis—414,139; and Andrew C. Richardson—538,380. The Company earned AFFO of $283 million for the three-year performance period ended December 31, 2011 and, accordingly, the executives earned a 100% payout of the 2009 Long-Term Amount. Because shares of common stock were not available to pay the 2009 Long-Term Amount, the 2009 Long-Term Amount was paid in cash.

        Additionally, following Mr. Richardson's resignation from the Company, the Compensation Committee determined that it was in the Company's best interests and consistent with the Compensation Committee's desire to retain highly-qualified executives to re-allocate Mr. Richardson RSUs that had been granted as long-term incentive awards for 2009 and 2010, but remained subject to the achieve of performance goals as described above. Accordingly, Messrs. Gilbert and Tylis were each allocated an additional 453,357 RSUs, of which 269,190 related to the incentive pool for 2009 and remained subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2011 and the remainder related to the incentive pool for 2010 and remained subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012. Notwithstanding the terms of the Incentive Plan, for retention purposes the RSUs allocated to Messrs. Gilbert and Tylis with respect to the three-year performance period ended December 31, 2011 shall vest and not be payable until December 31, 2012 (as opposed to December 31, 2011), subject to continued employment through such date.

Equity Grant Policies

        In connection with the adoption of the Incentive Plan, the Compensation Committee determined that it was appropriate to utilize performance-based RSUs or LTIP Units, each of which may be settled in cash (subject to a cap as described above) or in stock because of the limited number of remaining equity awards available under the 2004 Stock Incentive Plan at that time. We do not pay dividends on RSUs issued under our Incentive Plan, unless and until the performance hurdles are met, in which case dividends paid during the second, third and fourth year (if applicable) of the applicable performance period would be paid following the conclusion of the applicable performance period on the RSUs if they are earned. As with all LTIP Units issued by the Company, LTIP Units issued under our Incentive Plan that are subject to vesting over time, but not subject to performance metrics, pay distributions on the entire amount of all LTIP Units beginning on the date of grant. As described above, the RSUs that may be awarded under the long-term incentive component of the Incentive Plan will be determined based on the 20-day average closing price of the Company's common stock at the end of the first year of each grant cycle. Accordingly, we do not have any practice to time the grant of any equity awards in conjunction with the release of material, non-public information.

        In establishing award levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested because earned and/or vested equity awards do not have retention value. Additionally, it is our belief that competitors seeking to hire our employees would not give credit for equity ownership in our Company and, accordingly, to remain competitive, we would not give credit for ownership levels either.

        Prior to 2009, the primary type of equity awards we used were LTIP Units. LTIP Units represent units of partnership interest which are structured as profits interest in our operating partnership and which, conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, may be converted, at the election of the holder, into one common unit of partnership interest in our operating partnership. Upon the election of a holder, each such operating partnership unit is then redeemable for cash equal to the then fair market value of one share of our common stock or, at our option, one share of our common stock. We pay distributions on the entire amount of all LTIP Units beginning on the date of grant.

        To the extent that we are able to issue equity awards in the future under the 2004 Stock Incentive Plan, we currently anticipate that such issuance would be in the form of LTIP Units. Historically, although the Compensation Committee has considered forms of equity compensation other than LTIP Units, including stock option grants, the Compensation Committee has determined that LTIP Units best align the interests of our executive officers with those of our stockholders and potentially provide for certain tax benefits to our executive officers. Additionally, grants of LTIP Units may be less dilutive to stockholders over time than options even though the grants of LTIP Units are initially more dilutive because they are deemed outstanding at the time of grant for purposes of AFFO and net income per share calculations. Because we are largely measured by the capital markets based on our AFFO, which is exclusive of equity-based compensation expense, the Compensation Committee applies a lesser weighting to the accounting cost associated with equity awards in determining the type of equity awards to provide our executive officers.

Stock Ownership Guidelines

        Our Board adopted the following minimum stock ownership guidelines for our executive officers and members of our Board:

Title	Guideline
Chief Executive Officer	A multiple of 4X base salary in effect from time-to-time
Other Executive Officers	A multiple of 2X base salary in effect from time-to-time
Directors	A multiple of 3X annual director retainer

        Executive officers include officers at or above Executive Vice President. Ownership will include: (i) shares or LTIP Units owned individually and by a person's immediate family members or trusts for the benefit of his or her immediate family members; (ii) RSU or LTIP Units not yet vested; (iii) shares or LTIP Units held in a 401(k) plan; and (iv) shares or LTIP Units held in employee stock purchase or deferred compensation plans. Executive officers and directors will not be permitted to sell or otherwise transfer any shares or LTIP Units unless and until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between executives, directors and stockholders and encourages executives and directors to act to increase stockholder value. As of the date of this proxy statement, all of the named executive officers and directors are in compliance with our stock ownership guidelines.

Employment Arrangements

        On October 4, 2007, in connection with the expiration of the three-year term of certain employment agreements with certain of our executive officers, we entered into new employment and non-competition agreements with Messrs. Hamamoto, Gilbert, Tylis and Richardson. We entered into an employment and non-competition agreement with Ms. Hess on April 29, 2011. Each employment and non-competition agreement has an initial term of three years and will extend on an annual basis for one additional year, unless notice not to renew the employment and non-competition agreement is given 90 days prior to the expiration of its term. Additionally, each employment and non-competition agreement provides for certain payments in the event of termination, as described in "Potential Payments on Termination or Change in Control" beginning on page 34.

        Mr. Richardson resigned from the Company on February 25, 2011. Mr. Richardson's employment agreement was terminated in connection with his resignation and no amounts were paid to Mr. Richardson under his employment agreement in connection with his resignation.

Other Awards

  Perquisites

        At this time, we do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with additional compensation in the form of perquisites. Accordingly, in 2011, none of our executive officers received any perquisites.

  Retirement Plans

        Consistent with the practice of many publicly-traded companies, we maintain a standard 401(k) plan in which all of our employees are entitled to participate. We match 100% of the first 3% of an employee's contributions and 50% of the next 2% of the employee's contributions.

  Deferred Compensation Plans

        At this time, we do not believe it is necessary for the attraction or retention of management talent to provide a deferred compensation plan to any of our executive officers.

Compensation of Executive Officers

Summary Compensation Table

        The following table shows the compensation for each of our named executive officers in accordance with Item 402(c) of Regulation S-K.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(1)	Total Compensation ($)
David T. Hamamoto	2011	$950,000	$1,738,252	(2)(5)	$2,277,997	(8)	$3,976,658	(10)(13)	$9,800	$8,952,707
Chairman &Chief	2010	$950,000	$817,622	(3)(6)	$2,435,136	(9)	$2,452,865	(11)(14)	$9,800	$6,665,423
Executive Officer	2009	$950,000	$523,368	(4)(7)	—		$2,093,472	(12)(15)	$9,800	$3,576,640
Daniel R. Gilbert	2011	$500,000	$1,250,840	(2)(5)	$1,770,041	(8)	$2,608,472	(10)(13)	$9,800	$6,139,153
Co-President and	2010	$500,000	$408,811	(3)(6)	$791,419	(9)	$1,226,432	(11)(14)	$9,800	$2,936,462
Chief Investment Officer	2009	$500,000	$348,912	(4)(7)	—		$1,046,736	(12)(15)	$9,800	$1,905,448
Albert Tylis	2011	$500,000	$1,233,394	(2)(5)	$1,713,091	(8)	$2,556,135	(10)(13)	$9,800	$6,012,421
Co-President, Chief	2010	$400,000	$491,365	(3)(6)	$608,784	(9)	$1,174,095	(11)(14)	$9,800	$2,684,045
Operating Officer &	2009	$400,000	$479,130	(4)(7)	—		$837,388	(12)(15)	$9,800	$1,726,318
Secretary
Debra A. Hess	2011	$250,000	$192,292	(2)(5)	—		$576,877	(10)(13)	$8,333	$1,027,502
Chief Financial Officer
Andrew C. Richardson(16)	2011	$105,000	—		$740,349	(8)	—		$9,800	$855,149
Former Chief Financial	2010	$500,000	$408,811	(3)(6)	$791,419	(9)	$1,226,432	(11)(14)	$9,800	$2,936,462
Officer and Treasurer	2009	$500,000	$348,912	(4)(7)	—		$1,046,736	(12)(15)	$9,800	$1,905,448

(1)
Represents matching contributions in connection with our 401(k) plan.

(2)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2011 and the allocable discretionary portion of the deferred cash bonuses paid in 2011 under the Incentive Plan for 2009 and 2010, if applicable.

(3)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2010 and the allocable discretionary portion of the deferred cash bonuses paid in 2010 under the Incentive Plan for 2009.

(4)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2009.

(5)
Does not include the following discretionary portion of the deferred cash bonuses payable 50% on December 31, 2012 and 50% on December 31, 2013 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2011: David T. Hamamoto—$499,960; Daniel R. Gilbert—$499,960; Albert Tylis—$499,960; and Debra A. Hess—$192,292.

(6)
Does not include: (i) the following discretionary portion of the deferred cash bonuses which were payable 50% on December 31, 2011 and payable 50% on December 31, 2012 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2010: David T. Hamamoto—$321,583; Daniel R. Gilbert—$160,792; Albert Tylis—$160,792; and Andrew C. Richardson—$160,792; and (ii) $350,000 which was payable on December 31, 2011 to each of the foregoing named executive officers if the applicable executive officer remained employed through such date. The portion of the deferred cash bonus paid on December 31, 2011 is included in the table above as compensation for 2011.

(7)
Does not include the following discretionary portion of the deferred cash bonuses which were payable 50% on December 31, 2010 and 50% on December 31, 2011 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2009: David T. Hamamoto—$348,912; Daniel R. Gilbert—$174,456; Albert Tylis—$139,565; and Andrew C. Richardson—$174,456. The portion of the deferred cash bonus paid on December 31, 2010 is included in the table above as compensation for 2010.

(8)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs that were: (i) allocated to our executive officers in early 2011 under the Incentive Plan, which remain subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and are subject to the executive officer's continued employment through such date; and (ii) previously allocated to Mr. Richardson which were allocated to Mr. Gilbert and Mr. Tylis following Mr. Richardson's resignation from the Company, a portion of which were subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and a portion of were subject to the achievement of cumulative performance goals for the three-year period ended December 31, 2011 (in each case subject to Mr. Gilbert's and Mr. Tylis's continued employment through December 31, 2012). The fair value for these awards was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 0.68% with respect to the component of these performance-based awards that is based on stock price plus the value of these awards based on the probable outcome, as of the grant date, of the component of these performance-based awards that is based on AFFO to the extent such value exceeds the value based on the stock price component. With respect to the awards with performance goals for the three-year period ending December 31, 2012, no additional value was ascribed as a result of the probable outcome, as of the grant date, of the component that is based on AFFO. With respect to the awards with performance goals for the three-year period ended December 31, 2011 that were reallocated in 2011, the probable outcome, as of the date on which these awards were reallocated, which was the grant date, of the component that is based on AFFO was that 50% of the awards would be earned and, as a result, the fair value equaled $2.45 per RSU, which was 50% of the closing price per share of our common stock on the NYSE on the grant date. If we assumed that all of the performance goals for these awards would be achieved, the value of the awards at the grant date would have been as follows: David T. Hamamoto—$6,459,992; Daniel R. Gilbert—$4,320,947; Albert Tylis—$4,159,449; and Andrew Richardson—$2,099,498.

(9)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs that were allocated to our executive officers in early 2010 under the Incentive Plan, which were subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2011 and were subject to the executive officer's continued employment through such date. The fair value for these awards were determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 0.91% with respect to the component of these performance-based awards that is based on stock price plus the value of these awards based on the probable outcome, as of the grant date, of the component of these performance-based awards that is based on AFFO to the extent such value exceeds the value based on the stock price component. With respect to these awards, no additional value was ascribed as a result of the probable outcome, as of the grant date, of the component that is based on AFFO. If we assumed that all of the performance goals for these awards would have been achieved at the grant date, the value of the awards at the grant date would have been as follows: David T. Hamamoto—$7,272,276; Daniel R. Gilbert—$2,363,488; Albert Tylis—$1,818,070; and Andrew C. Richardson—$2,363,488.

(10)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2011, including allocations of the incentive pool under the Incentive Plan for 2011 in 2012 and the allocable non-discretionary portion of the deferred cash bonuses paid in 2011 under the Incentive Plan for 2009 and 2010, if applicable.

(11)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2010 and the allocable non-discretionary portion of the deferred cash bonuses paid in 2010 under the Incentive Plan for 2009.

(12)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2009.

(13)
Does not include the following non-discretionary portion of the deferred cash bonuses payable 50% on December 31, 2012 and 50% on December 31, 2013 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2011: David T. Hamamoto—$1,499,880; Daniel R. Gilbert—$1,499,880; Albert Tylis—$1,499,880; and Debra A. Hess—$576,877.

(14)
Does not include the following non-discretionary portion of the deferred cash bonuses which were payable 50% on December 31, 2011 and payable 50% on December 31, 2012 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2010: David T. Hamamoto—$964,748; Daniel R. Gilbert—$482,375; Albert Tylis—$482,375; and Andrew C. Richardson—$482,375. The portion of the deferred cash bonus paid on December 31, 2011 is included in the table above as compensation for 2011.

(15)
Does not include the following non-discretionary portion of the deferred cash bonuses that were payable 50% on December 31, 2010 and 50% on December 31, 2011 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2009: David T. Hamamoto—$1,046,736; Daniel R. Gilbert—$523,368; Albert Tylis—$418,694; and Andrew C. Richardson—$523,368. The portion of the deferred cash bonus paid on December 31, 2010 is included in the table above as compensation for 2010.

(16)
Mr. Richardson resigned from the Company on February 25, 2011.

2011 Grants of Plan-Based Awards Table

        The following table provides information about awards granted in 2011 to each of our named executive officers. There were no stock awards or option awards in 2011. All of the awards referenced below are pursuant to our Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)	Grant Date Fair Value ($)
David T. Hamamoto	—	—	$4,470,796	—	—	—	—	—
	2/23/11	—	—	—	283,333	1,133,332	1,133,332	$2,277,997	(5)
Daniel R. Gilbert	—	—	$3,605,481	—	—	—	—	—
	2/23/11	—	—	—	92,083	368,333	368,333	$740,349	(5)
	4/13/11				113,339	453,357	453,357	$1,029,691	(6)
Albert Tylis	—	—	$3,605,481	—	—	—	—	—
	2/23/11	—	—	—	85,000	340,000	340,000	$683,400	(5)
	4/13/11				113,339	453,357	453,357	$1,029,691	(6)
Debra A Hess	—	—	$1,153,754	—	—	—	—	—
Andrew C. Richardson(7)	2/23/11	—	—	—	92,083	368,333	368,333	$740,349	(5)

(1)
Under the Incentive Plan, on April 20, 2010, award recipients were granted percentage allocations in a long-term bonus pool, the size of which was to be determined based on the Company's adjusted equity capital during 2010 and AFFO above a 9% return hurdle on adjusted equity capital for the year. In accordance with the Incentive Plan, as of February 23, 2011, these allocations were converted into RSUs granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $4.54 prior to December 31, 2010. The table above reflects such RSUs. Each executive officer's RSUs will only be earned upon the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and the executive officer's continued employment through such date. Additionally, under the Incentive Plan, on April 13, 2011, award recipients were granted percentage allocations in a long-term bonus pool, the size of which was to be determined based on the Company's adjusted equity capital during 2011 and AFFO above a 9% return hurdle on adjusted equity capital for the year. In accordance with the Incentive Plan, as of February 15, 2012, these allocations were converted into RSUs and LTIP Units granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $4.60 prior to December 31, 2011. The following are the number of RSUs that were granted to our executive officers as of February 15, 2012 pursuant to these awards: David T. Hamamoto—689,744; Daniel R. Gilbert—376,224; Albert Tylis—376,224; and Debra A. Hess—83,605. Each executive officer's RSUs will only be earned upon the achievement of cumulative performance goals for the four-year period ending December 31, 2014 and the executive officer's continued employment through such date. The following are the number of LTIP Units that were granted to our executive officers as of February 15, 2012 pursuant to the foregoing awards: David T. Hamamoto—689,744; Daniel R. Gilbert—376,224; Albert Tylis—376,224; and Debra A. Hess—83,605. Each executive officer's LTIP Units will vest annually over four years ending on January 29, 2015 and may not be sold by the executive officers until December 31, 2014. See "Executive Compensation and Other Information—Compensation Discussion and Analysis—Elements of Compensation—Bonuses" for additional information relating to the Incentive Plan.

(2)
Under the Incentive Plan, award recipients were granted percentage allocations in an annual bonus pool and a deferred bonus pool, the size of which was to be determined based on the Company's adjusted equity capital during the year and AFFO above a 9% return hurdle on adjusted equity capital for the year. The potential payout for 75%

  of these allocations were then to be determined based on AFFO and Liquidity targets and the potential payout for the remaining 25% was to be discretionary. The amount reported relates to the 75% of these allocations that were not discretionary. Because there is no established target amount for these allocations under the Incentive Plan, the amount reported under the "Target ($)" sub-column represents the amount that was earned based on the Company's performance during 2011. Of the amount earned: (i) the following amounts were paid to our executive officers: David T. Hamamoto—$2,970,916; Daniel R. Gilbert—$2,105,601; Albert Tylis—$2,105,601; and Debra A. Hess—$576,877; and (ii) the following amounts are payable 50% on December 31, 2012 and 50% on December 31, 2013 if the applicable executive officer remains employed with the Company through each such date: David T. Hamamoto—$1,499,880; Daniel R. Gilbert—$1,499,880; Albert Tylis—$1,499,880; and Debra A. Hess—$576,877. As there was no minimum or maximum amount for these allocations under the Incentive Plan, the sub-columns "Threshold ($)" and "Maximum ($)" are not applicable. See "Executive Compensation and Other Information— Compensation Discussion and Analysis—Elements of Compensation—Bonuses" for additional information relating to the Incentive Plan.

(3)
Represents the minimum hurdle under the Incentive Plan, which equals 25% of the maximum award.

(4)
Because there is no established target amount for these allocations under the Incentive Plan, the amount reported under the "Target ($)" sub-column represents the amount that the executives would have earned if our performance for the three-year performance period under the Incentive Plan continued at the same annualized rate as we experienced during 2010 and 2011. Because our annualized performance in 2010 and 2011 would have resulted in executives receiving the maximum award under the Incentive Plan, the amount reported in the "Target ($)" sub-column equals the maximum award. See "Executive Compensation and Other Information—Compensation Discussion and Analysis—Elements of Compensation—Bonuses" for additional information relating to the Incentive Plan.

(5)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs that were allocated to our executive officers in early 2011 under the Incentive Plan, which remain subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and are subject to the executive officer's continued employment through such date.

(6)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs that were previously allocated to Mr. Richardson which were allocated to Mr. Gilbert and Mr. Tylis following Mr. Richardson's resignation from the Company, a portion of which were subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and a portion of which have been earned based on the achievement of cumulative performance goals for the three-year period ended December 31, 2011 (in each case subject to Mr. Gilbert's and Mr. Tylis's continued employment through December 31, 2012).

(7)
Mr. Richardson resigned from the Company on February 25, 2011 and forfeited the right to receive any amounts pursuant to such awards.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the 2011 Grants of Plan-Based Awards Table was paid or awarded, are described above under "Executive Compensation and Other Information—Compensation Discussion and Analysis." The terms of employment and non-competition agreements that we have entered into with our executives are described under "Employment Arrangements" and "Potential Payments Upon Termination or Change in Control."

 Outstanding Equity Awards at Fiscal Year End 2011

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2011 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David T. Hamamoto	—		—	1,133,332	$5,405,994
Daniel R. Gilbert	269,190	(3)	$1,284,036	552,500	$2,635,425
Albert Tylis	269,190	(3)	$1,284,036	524,167	$2,500,277
Debra A. Hess	—		—	—	—
Andrew C. Richardson	—		—	—	—

(1)
The value of the awards reflected in the table is based on a price per share of $4.77, which was the closing price of our common stock on the NYSE at December 31, 2011.

(2)
In accordance with the Incentive Plan, as of February 23, 2011, our executive officers' allocations in the long-term bonus pool for 2010 were converted into RSUs granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $4.54 prior to December 31, 2010. Each executive officer's RSUs will only be earned upon the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and the executive officer's continued employment through such date. Assuming our performance for the three-year performance period applicable to these awards continues at the same annualized rate as we experienced during 2010 and 2011, each executive officer will fully earn all of these RSUs. Accordingly, the table reflects the maximum number of RSUs that may be earned under such awards. See "Executive Compensation and Other Information—Compensation Discussion and Analysis—Elements of Compensation—Bonuses" for additional information relating to the Incentive Plan.

(3)
Reflects RSUs granted to each of Mr. Gilbert and Mr. Tylis following Mr. Richardson's resignation from the Company that were subsequently earned based on the achievement of performance goals for the three-year period ended December 31, 2011. These RSUs are scheduled to vest on December 31, 2012, subject to continued employment through such date.

 Option Exercises and Stock Vested in 2011

        The following table sets forth certain information with respect to stock award vesting during the year ended December 31, 2011 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David T. Hamamoto	1,918,822	$9,117,306
Daniel R. Gilbert	678,622	$3,213,579
Albert Tylis	515,390	$2,435,091
Debra A. Hess	—	—
Andrew C. Richardson	58,844	$300,104

(1)
Includes the following number of LTIP Units that vested during 2011: Mr. Hamamoto—262,267; Mr. Gilbert—140,242; Mr. Tylis—101,251 and Mr. Richardson—58,844. Assumes the redemption of the LTIP Units for an equal number of shares of our common stock. Also includes the following RSUs that were earned as of December 31, 2011 based on the achievement of performance goals for the three-year period ended December 31, 2011 and continued employment through such date: Mr. Hamamoto—1,656,555; Mr. Gilbert—538,380; and Mr. Tylis—414,139. As we did not have sufficient shares available under our current equity plan, these RSUs were settled in cash. The settlement date occurred after the Compensation Committee had determined the level of achievement of these performance goals and our consolidated financial statements for the year ended December 31, 2011 had been finalized, which occurred after December 31, 2011.

(2)
Based on the closing price of our common stock on the NYSE on the date of vesting, which ranged from $3.88 per share to $5.10 per share.

Potential Payments on Termination or Change in Control

        We have entered into employment and non-competition agreements, each dated as of October 4, 2007, with Messrs. Hamamoto, Gilbert and Tylis and an employment and non-competition with Ms. Hess, dated as of April 29, 2011, that provide for certain severance payments, change in control benefits and tax gross-up payments (other than with respect to Ms. Hess). All of the agreements with our named executive officers have three-year initial terms. Following the initial terms, the agreements automatically will extend on an annual basis for one additional year, unless notice not to renew an agreement is given 90 days prior to the expiration of its term. References to, and summaries of, the employment and non-competition agreements are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to our periodic filings with the SEC.

Severance

        We believe that companies should provide reasonable severance benefits to its executive officers. Each of our employment and non-competition agreements with Messrs. Hamamoto, Gilbert and Tylis, and Ms. Hess, provide that the executive will receive severance payments in the event we terminate his or her employment (other than a termination for "cause," as defined in each employment agreement or by the executive without "good reason," also as defined in each employment agreement). Under these employment and non-competition agreements, upon an executive's death or disability, an executive would be entitled to a payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) 1.0 times the executive's base salary at the rate in effect on the date of termination, plus full vesting of all Company equity awards. In the event of termination of employment for any reason other than those described above, these executives would be entitled to payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) an amount equal to the executive's total compensation in effect prior to the date of termination (which is generally defined to mean base salary plus the average of the annual bonuses (including cash bonuses and annual bonuses paid in LTIPs or other securities) earned for the three years prior to the year in which the termination occurs) multiplied by 2.25 in the case of Mr. Hamamoto, 1.5 in the case of Messrs. Gilbert and Tylis, and 1.0 in the case of Ms. Hess, plus in each case the full vesting of all Company equity awards.

        Pursuant to each employment and non-competition agreement, each executive has agreed that, during his/her employment with us and for a period of one year following the termination of his or her employment, the executive will not solicit any of our employees, officers, consultants or joint venture partners to terminate their employment or other relationships with us. In addition, pursuant to each employment and non-competition agreement with Messrs. Hamamoto, Gilbert and Tylis, and Ms. Hess, each executive has agreed that during his or her employment with us and for a period of one year following the termination of employment (other than under certain circumstances, including upon the expiration of the term of the executive's employment agreement at our election or termination by us of the executive without "cause" (as defined in each employment agreement)), that he/she will not engage in any business that competes directly with the principal businesses conducted by us as of the date of the executive's termination of employment. We believe that these agreements serve the interests of our stockholders and assist us in retaining our executive officers because the agreements provide reasonable severance to our executive officers in exchange for their valued service and restrictive covenants that protect us. Additionally, because the severance level is negotiated up front, it potentially makes it easier for our board to terminate executive officers for performance reasons without the need for protracted negotiation over severance.

        Additionally, our Incentive Plan delineates the amounts that may be owed to our executive officers under the Incentive Plan if they are terminated without "cause" or resign for "good reason" or if their employment terminates as a result of death or disability. The Incentive Plan provides for the following arrangements for each of the components under the Incentive Plan:

        Annual Cash Bonus:    If an executive officer is eligible to receive an annual cash bonus for the year that includes the date the executive officer's employment terminates, the amount of the executive's actual annual cash bonus shall be pro-rated based on the number of days in such plan year prior to the date of executive's termination with reference to a bonus pool that is determined (and paid) at the conclusion of the year.

        Deferred Cash Bonus:    If an executive officer is eligible to receive a deferred cash bonus and the deferred cash bonus relates to the plan year that includes the date the executive officer's employment terminates, the amount of an executive officer's deferred cash bonus shall be calculated in the same manner as the annual cash bonus. If a deferred cash bonus relates to any completed plan year, the Compensation Committee shall accelerate the vesting of any unvested and unpaid portion of such deferred cash bonus.

        Long-Term Incentive:    If an executive officer is eligible to receive any amount payable under the long-term incentive component of the Incentive Plan, the amount of the executive officer's payment shall be calculated (and paid) as of the end of such long-term bonus period but pro-rated based on the number of days that the executive was employed during such long-term bonus period.

        Each payment described above shall be paid to the executive officer only if the executive officer has signed a general release of claims in favor of the Company and related persons and entities in a form and manner satisfactory to the Company.

Change of Control

        The employment and non-competition agreements with our named executive officers provide for certain change in control benefits, which only apply after a change in control if the executive officer is terminated or is assigned duties with the successor inconsistent with executive officer's title, position, status, reporting relationships, authority, duties or responsibilities to us. Under these circumstances, the executive officers would be entitled to terminate their respective employment and non-competition agreements for "good reason" and would be entitled to the corresponding severance payments described above.

        The grant letters applicable to equity awards granted under the 2004 Stock Incentive Plan provide for the full accelerated vesting of the awards under the 2004 Stock Incentive Plan upon a change in control. Additionally, our Incentive Plan provides for the following arrangements in connection with a change of control for each of the components under the Incentive Plan:

        Annual Cash Bonus:    If an executive officer is eligible to receive an annual cash bonus for the year that includes the effective date of a change of control (or the Change of Control Date), the amount of the executive officer's annual cash bonus shall be pro-rated with reference to a bonus pool that is adjusted by the Compensation Committee on an equitable basis as of the Change of Control Date to reflect the shortened year. In determining the achievement of performance targets and the percentage of the annual cash bonus payable to executive officers for the applicable adjusted year, the Compensation Committee shall apply the following principles: (i) the Compensation Committee shall not consider or give effect to any discretionary component or subjective performance criteria of the Incentive Plan and shall equitably re-weight all remaining and applicable objective performance targets; and (ii) to the extent possible, the Compensation Committee shall annualize or extrapolate performance as of the Change of Control Date for the entire year.

        Deferred Cash Bonus:    If an executive officer is eligible to receive a deferred cash bonus and the deferred cash bonus relates to the plan year that includes the Change of Control Date, the amount of an executive officer's deferred cash bonus shall be calculated in the same manner as the annual cash bonus. If a deferred cash bonus relates to any completed plan year, the Compensation Committee shall accelerate the vesting of any unvested and unpaid portion of such deferred cash bonus.

        Long-Term Incentive:    An executive officer shall be deemed to have earned the amount payable under the long-term incentive component of the Incentive Plan with reference to a bonus pool that is pro-rated based on the number of days from January 1 of the first plan year through the Change of Control Date. For purposes of the foregoing, all applicable performance targets relating to the long-term incentive component shall be deemed to have been achieved in full.

        Payments described under the Annual Cash Bonus and Deferred Cash Bonus sections shall be paid to the executive officer on the Change of Control Date to the extent practicable or, if not practicable, as soon as reasonably possible following the Change of Control Date, but in no event later than 45 days following the Change of Control Date. Payments described under the Long-Term Incentive section shall be paid to the executive officers at the earliest of: (i) nine months following the Change of Control Date; (ii) the date on which the applicable performance period would have concluded but for the change of control; (iii) the termination of an executive officer in connection with or following the change of control without "cause;" (iv) the resignation of an executive officer in connection with or following the change of control for "good reason" to the extent that the executive officer is entitled to resign for "good reason;" and (v) March 1 of the calendar year following the Change of Control Date.

        We determined that in order to be competitive in the marketplace, it was customary to provide for certain provisions upon a change of control, particularly because in many instances senior management lose their jobs in connection with a change of control. By agreeing up front to protect our executive officers from losing their equity or other compensation in the event of a change of control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change of control. This protection also aligns the interests of our executive officers with those of our stockholders.

Tax Gross-Up

        Our employment agreements with Messrs. Hamamoto, Gilbert and Tylis also provide for a tax gross-up payment in the event they are terminated without "cause" or resign for "good reason" following a change of control and become subject to the so-called "parachute" tax imposed by Internal Revenue Code Section 280G.

Change of Control Compensation Table

        The following table shows the potential payments to our named executive officers upon a termination of employment without "cause" or for "good reason" (each as defined in the executive officer's employment agreement), upon a change of control and upon the death or disability of a named executive officer. Our executive officers are not entitled to any payments if they are terminated for "cause" or resign without "good reason" or if they retire. In preparing the tables below, we assumed the termination or change of control occurred on December 31, 2011 (the closing price per share of our common stock was $4.77 as of December 31, 2011).

Name	Payments/Benefits	Termination Without Cause or For Good Reason		Change in Control	Change in Control (Termination For Good Reason)(1)	Death or Disability
David T. Hamamoto	Cash Severance Payment	$14,891,524		$—	$14,891,524	$950,000
	LTIP Units(2)	$3,290,079		$3,290,079	$3,290,079	$3,290,079
	Incentive Plan	$2,643,006	(3)	$7,296,688	$7,296,688	$2,643,006	(3)
	280G Tax Gross-up(4)	$—		$—	$11,098,928	$—
Daniel R. Gilbert	Cash Severance Payment	$6,030,454		$—	$6,030,454	$500,000
	LTIP Units(2)	$1,794,588		$1,794,588	$1,794,588	$1,794,588
	Incentive Plan	$3,559,697	(3)	$5,891,292	$5,891,292	$3,559,697	(3)
	280G Tax Gross-up(4)	$—		$—	$4,816,327	$—
Albert Tylis	Cash Severance Payment	$5,971,107		$—	$5,971,107	$500,000
	LTIP Units(2)	$1,794,588		$1,794,588	$1,794,588	$1,794,588
	Incentive Plan	$3,559,697	(3)	$5,802,094	$5,802,094	$3,559,697	(3)
	280G Tax Gross-up(4)	$—		$—	$4,980,093	$—
Debra A. Hess	Cash Severance Payment	$2,422,921		$—	$2,422,921	$500,000
	LTIP Units(2)	$398,796		$398,796	$398,796	$398,796
	Incentive Plan	$769,169	(3)	$900,772	$900,772	$769,169	(3)
	280G Tax Gross-up	$—		$—	$—	$—

(1)
If, following a change of control, any of Messrs. Hamamoto, Gilbert and Tylis or Ms. Hess, is assigned duties with the successor inconsistent with the executive's title, position, status, reporting relationships, authority, duties or responsibilities to us, the executive may terminate his employment agreement for "good reason."

(2)
Represents the number of LTIP Units multiplied by $4.77, which was the closing price per share of our common stock as of December 31, 2011.

(3)
Does not include: (i) the value of the following RSUs allocated to our named executive officers under our Incentive Plan, which are subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012: David T. Hamamoto—1,133,332; Daniel R. Gilbert—552,500; and Albert Tylis—524,167 or (ii) the value of the following RSUs allocated to our named executive officers under our

  Incentive Plan, which are subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2014: David T. Hamamoto—689,744; Daniel R. Gilbert—376,224; Albert Tylis—376,224; and Debra A. Hess—83,605. Following the conclusion of the respective performance periods ending December 31, 2012 and December 31, 2014, the named executive officer would be entitled to the number of units that would have been earned had the named executive officer been an employee of the Company at such time, pro-rated based on the date of termination without "cause," resignation for "good reason" or death or disability.

(4)
Assumes an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 8.97% New York state income tax rate for Messrs. Hamamoto, Gilbert and Tylis, and a 3.65% New York City income tax rate for Messrs. Hamamoto and Tylis.

        The tables above do not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of three times the employee's annual salary but not exceeding a total of $750,000; and (ii) disability benefits.

Compensation of Directors

Determination of Compensation Awards

        The Nominating and Corporate Governance Committee has responsibility for making recommendations with respect to non-employee director compensation to our Board. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by us of members of our Board. The Nominating and Corporate Governance Committee discusses its recommendations with our chief executive officer and ultimately makes a recommendation to our Board with respect to all non-employee director compensation. The Nominating and Corporate Governance Committee engaged a compensation consultant, Towers Watson, to assist it in revising our director compensation program applicable for 2011and determined to recommend the same program for 2012.

Non-Employee Directors

        The Company's director's fees are as follows: (i) board members receive an annual director's fee of $80,000; (ii) the chairperson of the Audit Committee receives an additional annual fee of $30,000; (iii) the chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee and the Lead Non-Management Director of our Board receive an additional annual fee of $25,000; (iv) members of the Audit Committee (other than the chairperson) receive an additional annual fee of $15,000; and (v) members of the Compensation Committee and Nominating and Corporate Governance Committee (other than the chairpersons) receive an additional annual fee of $10,000. The Company does not pay meeting fees to the directors.

        We automatically grant to each of our non-employee directors equity-based compensation which historically had been in the form of restricted common stock but that is now in the form of LTIP Units. Absent Board authorization to the contrary, we will automatically grant to any person who becomes a non-employee director LTIP Units having a value of approximately $50,000 on the date such non-employee director attends his or her first meeting of our Board. The actual number of LTIP Units that we will grant will be determined by dividing the fixed value of the grant by the closing sale price of our common stock on the NYSE on the grant date. Restrictions on each of the initial grants of LTIP Units will lapse as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.

        We automatically grant LTIP Units having a value of approximately $60,000 to each of our non-employee directors each year. These annual automatic grants are made on the first business day following each annual meeting of our stockholders and the actual number of LTIP Units that we grant is determined by dividing the fixed value of the annual grant by the closing sale price of our common stock on the NYSE on the grant date.

Stock Ownership Guidelines

        Our Board has adopted stock ownership guidelines for our Board, which are described above under "Executive Compensation and Other Information—Compensation Discussion and Analysis—Stock Ownership Guidelines."

Director Compensation for 2011

        The following table provides information concerning the compensation of our non-employee directors for 2011.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)(1)	Total ($)
C. Preston Butcher	$97,000	$60,000	$157,000
Stephen E. Cummings	109,000	60,000	169,000
Judith A. Hannaway	141,500	60,000	201,500
Oscar Junquera(2)	68,083	71,991	140,074
Wesley D. Minami	172,750	60,000	232,750
Louis J. Paglia	143,500	60,000	203,500
Sridhar Sambamurthy(2)	55,556	71,620	127,176

Total	$787,389	$443,611	$1,231,000

(1)
As of December 31, 2011, except for unvested LTIP Units of 10,204 and 10,000 held by Messrs. Junquera and Sambamurthy, respectively, none of our directors held any unexercised option awards or unvested stock awards that had been granted by us as director compensation. Each of the stock awards was in the form of LTIP Units.

(2)
Joined our Board in April 2011.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors, or the Board, of NorthStar Realty Finance Corp., or the Company, is responsible for, among other things, determining compensation for the Company's executive officers, administering the Company's equity compensation plans and producing an annual report on executive compensation for inclusion in the Company's annual meeting proxy statement. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, under the Securities Exchange Act of 1934, as amended, with management. Based on such review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, which is filed with the Securities and Exchange Commission.

Compensation Committee:

Judith A. Hannaway, Chairperson
Oscar Junquera
Louis J. Paglia

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2012, the total number and the percentage of shares of our common stock beneficially owned by:

  •
  each of our directors and each nominee for director;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The following table also sets forth how many shares of our common stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person's filing of a Schedule 13D or Schedule 13G with the SEC.

        The information set forth below assumes that:

  •
  all of the conditions required for all LTIP Units to be redeemable for an equal number of operating partnership units have been satisfied and the LTIP Units have been so converted; and

  •
  all operating partnership units, including operating partnership units issuable upon conversion of LTIP Units, held by the persons described above are redeemed for shares of our common stock.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number(1)		Percentage(1)
Principal Stockholders:
BlackRock, Inc.	6,395,558	(2)	5.64%
Directors and Executive Officers:(3)
David T. Hamamoto	2,653,151	(4)	1.84%
Daniel R. Gilbert	794,010	(5)	*
Albert Tylis	320,307	(6)	*
Debra A. Hess	25,901	(7)	*
C. Preston Butcher	300,659	(8)	*
Stephen E. Cummings	48,517	(8)	*
Judith A. Hannaway	73,419	(10)	*
Oscar Junquera	17,257	(9)	*
Wesley D. Minami	90,398	(8)	*
Louis J. Paglia	121,177	(8)	*
Sridhar Sambamurthy	17,189	(9)	*

All directors and executive officers as a group (12 persons)	4,512,019		2.68%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Notwithstanding the foregoing, shares of common stock subject to LTIP Units, irrespective of whether they are currently redeemable or redeemable within 60 days, are deemed outstanding for computing the percentage of the person holding such LTIP Units but are not deemed outstanding for computing the percentage of any other person. In addition, we have assumed that any operating partnership units and LTIP Units (irrespective of whether they are currently redeemable or redeemable within 60 days of the date hereof and irrespective of the fact that upon redemption we may pay cash), beneficially owned by any of the persons listed in the table above (but not units held by us) have been redeemed for an equivalent number shares of our common stock and, therefore, have deemed such number of shares as outstanding for purposes of presenting the number and computing the percentage of shares of our common stock beneficially owned by such persons. Unless otherwise described in a footnote below, number reflects shares of common stock.

(2)
Based on information included in the Schedule 13G/A filed by BlackRock, Inc. on February 13, 2012 (and subsequent confirmation orally on March 31, 2012). BlackRock, Inc. beneficially owns 6,395,558 shares of common stock and has sole voting power and sole dispositive power over 6,395,558 shares of common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)
The address of each of the directors and executive officers is 399 Park Avenue, 18thFloor, New York, NY 10022.

(4)
Includes: (i) 648,641 shares of common stock held directly by Mr. Hamamoto; (ii) 13,047 shares of common stock held by DTH Investment Holdings LLC, of which Mr. Hamamoto is the managing member and which is owned by Mr. Hamamoto, his wife and a grantor trust for the benefit of Mr. Hamamoto's children; (iii) 12,681 shares of common stock held by DTH Holdings, LLC, of which Mr. Hamamoto is the managing member; (iv) 67,591 shares of common stock held by Oahu Holdings LLC, of which Mr. Hamamoto is the managing member; and (v) 1,911,191 LTIP Units that were granted to Mr. Hamamoto under the 2004 Stock Incentive Plan and the Incentive Plan and are owned directly by Mr. Hamamoto.

(5)
Includes 62,343 shares of common stock owned directly by Mr. Gilbert and 731,667 LTIP Units granted under the 2004 Stock Incentive Plan and the Incentive Plan.

(6)
Includes 12,728 shares of common stock owned directly by Mr. Tylis and 307,579 LTIP Units granted under the 2004 Stock Incentive Plan and the Incentive Plan.

(7)
Includes 5,000 shares of common stock owned directly by Ms. Hess and 20,901 LTIP Units granted under the 2004 Stock Incentive Plan and the Incentive Plan.

(8)
Includes 13,856 LTIP Units granted under the 2004 Stock Incentive Plan.

(9)
Reflects LTIP Units granted under the 2004 Stock Incentive Plan.

(10)
Includes 51,704 shares of common stock pledged as security for a margin loan with a principal amount of approximately $75,000 and 13,856 LTIP Units granted under the 2004 Stock Incentive Plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have an agreement with NorthStar Income, a non-traded real estate investment trust sponsored by us, to manage its day-to-day affairs, including identifying, originating and acquiring investments on behalf of NorthStar Income. We earn fees for our advisory services. For the year ended December 31, 2011, we earned $1 million of fees on these agreements. Additionally, we incur costs on behalf of NorthStar Income and NorthStar Healthcare which are reimbursed subsequently to us by these managed entities. As of December 31, 2011, we had aggregate unreimbursed costs of $6 million from NorthStar Income and NorthStar Healthcare.

        We own an $89 million mezzanine loan backed by the Hard Rock Hotel and Casino in Las Vegas, Nevada. Prior to a modification in March 2011, Morgans Hotel Group, or Morgans, was a minority partner in the joint venture owning the hotel. David Hamamoto, our chairman and chief executive officer, is the executive chairman of the board of Morgans. Morgans no longer has any interest in the hotel.

        We have two real estate loans with a subsidiary of Legacy Partners Realty Fund I, LLC, or the Legacy Fund, as borrower. One loan of $15.5 million matures in March 2013 and has two one-year extension options. This loan has an interest rate of the London Interbank Offered Rate, or LIBOR, plus 7.5%, of which 3.0% is current pay. For the year ended December 31, 2011, the borrower paid $0.5 million in interest and no principal on this loan. The other loan of $23.3 million matures in January 2015. This loan has an interest rate of LIBOR plus 3.5%. For the year ended December 31, 2011, the borrower paid $0.7 million in interest and no principal on this loan. One of our directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC, which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund. In addition, we lease office space in Colorado with an affiliate of Legacy Fund under an operating lease through December 18, 2015. We have the option to renew the lease for an additional five years.

Policy for Review of Related Person Transactions

        Our Board has approved a written policy under which all "disinterested" directors shall evaluate and consider for approval arrangements and relationships that may occur or exist between us, on the one hand, and directors, certain of our officers and certain persons or entities associated with such persons, on the other hand. Under the policy, any transaction between us and any such related party (other than de minimis transactions), including, without limitation, any transaction that is required to be disclosed by us in any of our filed periodic reports or proxy statements, will be deemed to be a related party transaction. When reviewing and evaluating a related party transaction, our "disinterested" directors may consider, among other things, any effect a transaction may have upon a director's independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director's or officer's involvement in the transaction. Our general counsel will notify the "disinterested" directors promptly of new potential related party transactions and any material changes to previously approved or conditionally approved related party transactions. Additionally, existing related party transactions are presented to the Audit Committee on an annual basis for review and evaluation.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee of the Board of Directors, or the Board, of NorthStar Realty Finance Corp., or the Company, does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the xtent the Company specifically incorporates this report by reference therein.

        The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the SEC and the NYSE. A copy of the charter is on the Company's website at www.nrfc.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. The Company's management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's independent registered public accounting firm. As of December 14, 2011, the Audit Committee appointed Grant Thornton LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The independent registered public accounting firm is responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company's financial statements; (2) the Company's independent registered public accounting firm's qualifications and independence; (3) the performance of the Company's independent registered public accounting firm and the Company's internal audit function, which is currently performed by David Landau & Associates, LLC; and (4) the Company's compliance with legal and regulatory requirements.

        In discharging its oversight role, the Audit Committee reviewed and discussed with the Company's management and Grant Thornton LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2011, the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380—which supersedes SAS 61).

        In addition, the Audit Committee discussed with Grant Thornton LLP its independence from the Company and the Company's management and Grant Thornton LLP provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

        The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for their audit. The Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls over financial reporting and the overall quality of the Company's financial reporting.

        Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is filed with the SEC. The Board approved this recommendation.

Audit Committee:
Wesley D. Minami, Chairperson
Louis J. Paglia
Sridhar Sambamurthy

INDEPENDENT ACCOUNTANTS

Independent Accountants' Fees

        Aggregate fees for professional services rendered for the Company by Grant Thornton LLP for the fiscal years ended December 31, 2011 and 2010 were as follows:

Type of Fee	2011	2010
Audit Fees	$1,458,450	$1,464,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	170,100	—

Total	$1,628,550	$1,464,700

        Fees for audit services for the fiscal years ended December 31, 2011 and 2010 include fees associated with the annual audits for such years, including Section 404 attest services, the quarterly review of the Form 10-Qs for the three month periods ended March 31, 2011, June 30, 2011, September 30, 2011, March 31, 2010, June 30, 2010 and September 30, 2010, and for other attest services, including issuance of consents and review of the Company's registration statements on Form S-3 and other documents filed by the Company with the SEC. The amount of all other fees in 2011 related primarily to services rendered in connection with the Company's offerings in 2011 of exchangeable notes and common stock.

Audit Committee Pre-Approval Policy

        In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any audit and non-audit services to be performed by Grant Thornton LLP to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. The Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by the Company's independent registered public accounting firm. The Audit Committee pre-approved all of the services listed in the table above. In some cases the Audit Committee pre-approves the provision of a particular category or group of services for up to a year, subject to a specified budget. The Audit Committee has also authorized the Chair of the Audit Committee to pre-approve permissible services and related fees and the Chair must report such pre-approval to the full Audit Committee at its next scheduled meeting.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has unanimously recommended that Messrs. Butcher, Cummings, Hamamoto, Junquera, Minami, Paglia and Sambamurthy and Ms. Hannaway be elected to serve on our Board, each until the 2013 annual meeting of stockholders and until his or her successor is duly elected and qualified. For certain information regarding each nominee, see "Board of Directors" above.

        Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, a nominee should become unavailable to serve, the shares of common stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company's charter and bylaws, as then in effect.

        Election of the director nominees named in this proposal requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of our Board's nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees or any of them. Votes "withheld" from a director nominee and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2:
APPROVAL OF THE NORTHSTAR REALTY FINANCE CORP.
AMENDED AND RESTATED 2004 OMNIBUS STOCK INCENTIVE PLAN

        The Company's 2004 Omnibus Stock Incentive Plan was originally adopted by our Board and approved by our stockholders in October 2004 and subsequently amended in 2006 and 2007 (as amended, the 2004 Stock Incentive Plan). On April 18, 2012, our Board voted to amend and restate the 2004 Stock Incentive Plan, or the Amended and Restated 2004 Stock Incentive Plan, and is recommending the amendment and restatement of the 2004 Stock Incentive Plan to our stockholders for approval.

        As of April 18, 2012, there were no shares available under the 2004 Stock Incentive Plan. The amendment and restatement of the 2004 Stock Incentive Plan increases the reserved shares under the plan by 5,500,000 shares and makes certain other changes to the terms of the 2004 Stock Incentive Plan. By adding these shares to the 2004 Stock Incentive Plan, we may use equity awards to attract, retain and motivate our executive officers and other employees. We believe that having a plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that our executive compensation is structured in a manner that aligns the executives' interests with our success.

Summary of Material Amendments

        The following is a brief summary of the material amendments that are included in the Amended and Restated 2004 Stock Incentive Plan:

  •
  The maximum number of shares authorized to be issued under the Amended and Restated 2004 Stock Incentive Plan will be increased by 5,500,000 shares from 8,933,038 shares to 14,433,038 shares. Based solely on the closing price of our common stock as reported on the NYSE on April 17, 2012, the maximum aggregate market value of the additional 5,500,000 shares that could potentially be issued under the Amended and Restated 2004 Stock Incentive Plan is $29,095,000.

  •
  The Amended and Restated 2004 Stock Incentive Plan will include specific provisions permitting the grant of restricted stock units and dividend equivalent rights. These types of awards had previously been permitted as a type of "Other Award" under the 2004 Plan.

  •
  The Amended and Restated 2004 Stock Incentive Plan will include a specific prohibition on repricing stock options and stock appreciation rights, including through the exchange of out-of-the-money stock options or stock appreciation rights for cash or other awards.

  •
  The Amended and Restated 2004 Plan will prohibit the Company from paying dividends or dividend equivalents on awards granted after the effective date of the Amended and Restated 2004 Plan that are subject to performance-based vesting conditions unless and until such conditions have been met.

  •
  The expiration of the Amended and Restated 2004 Stock Incentive Plan will be extended until May 24, 2022, which is ten years from the date of the annual meeting.

Summary of the Amended and Restated 2004 Stock Incentive Plan

        The following description of certain material features of the Amended and Restated 2004 Stock Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated 2004 Stock Incentive Plan that is attached hereto as Appendix A.

 Administration

        The Amended and Restated 2004 Stock Incentive Plan will be administered by either our Board or a committee appointed by our Board to administer the plan (in either case, or the Administrator). Currently, the Administrator is the Compensation Committee of our Board. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2004 Stock Incentive Plan.

Available Shares

        The maximum number of shares to be issued under the Amended and Restated 2004 Stock Incentive Plan is 14,433,038 shares of common stock. The shares underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of shares of common stock or otherwise terminated (other than by exercise) under the Amended and Restated 2004 Stock Incentive Plan are added back to the shares available for issuance under the Amended and Restated 2004 Stock Incentive Plan. Stock options or stock appreciation rights for up to the full number of shares of common stock available under the Amended and Restated 2004 Stock Incentive Plan may be granted to any one individual in any calendar year period.

        As of the close of business on April 18, 2012, there were 113,357,448 shares of our common stock outstanding and entitled to vote. As of the same date, there are also 6,348,805 of LTIP Units outstanding.

Awards

        All officers, employees, directors, consultants and advisors of the Company or any parent or subsidiary entity that provide services to the Company are eligible to receive awards under the Amended and Restated 2004 Stock Incentive Plan. Actual participants will be the eligible persons selected by the Administrator to receive awards. Approximately 110 individuals are currently eligible to participate in the Amended and Restated 2004 Stock Incentive Plan. The types of awards permitted under the Amended and Restated 2004 Stock Incentive Plan will include stock options, stock appreciation rights, restricted stock, unrestricted stock, dividend equivalent rights and other awards.

        Stock Options.    The Amended and Restated 2004 Stock Incentive Plan permits the granting of: (1) options intended to qualify as incentive stock options under Section 422 of the Code; and (2) options that do not so qualify. Options granted under the Amended and Restated 2004 Stock Incentive Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may be granted only to officers or employees of the Company and its subsidiaries. Non-qualified stock options may be granted to any persons eligible to receive awards under the Amended and Restated 2004 Stock Incentive Plan, including non-employee directors, consultants and advisors. The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our common stock on the date of grant.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated under certain circumstances by the Administrator. Options may be exercised in whole or in part with written notice to the Company.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator, or by delivery of shares that are beneficially owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee, and the Administrator may permit options with a fair market value in excess of the exercise price to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the aggregate exercise price of the portion of the option that is exercised.

        To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Administrator may award stock appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. Stock appreciation rights permit the recipient, upon exercise, to receive shares of common stock with a fair market value equal to the excess of the fair market value of the shares with respect to which the stock appreciation right is being exercised over the exercise price of the stock appreciation right with respect to those shares. We may also have the right to settle stock appreciation rights in cash or consideration other than shares of common stock. No stock appreciation rights shall be exercisable more than ten years after the date the stock appreciation right is granted.

        Restricted Stock.    The Administrator may award restricted stock to participants. Restricted stock are shares of common stock that are granted subject to vesting conditions established by the Administrator. These vesting conditions may include the achievement of certain performance goals and/or continued employment with us through a specified date. Generally, if these vesting conditions are not satisfied, then the shares of restricted stock subject to such conditions are forfeited. In addition, holders of restricted stock are generally prohibited from transferring such shares until they vest. Unless otherwise provided in an applicable award and except as described above, a participant granted restricted stock will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote the shares and the right to receive any dividends declared on our common stock, unless and until such shares are forfeited.

        Stock.    The Amended and Restated 2004 Stock Incentive Plan gives the Administrator discretion to grant shares of stock free of any restrictions. Unrestricted stock may be granted to any participant in recognition of past service or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Restricted Stock Units.    Restricted stock units represent the right to receive shares of common stock at the time set forth in the applicable award, subject to the satisfaction of vesting conditions established by the Administrator. These vesting conditions may include the achievement of certain performance goals and/or continued employment with us through a specified date. The Administrator may also provide in the terms of a restricted stock unit award that we are permitted to settle the award in cash or consideration other than shares of common stock. In the Administrator's sole discretion, and subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, the Administrator may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units. Generally, restricted stock units will not entitle a participant to any of the rights of a stockholder of the Company prior to settlement in shares of common stock.

        Dividend Equivalent Rights.    Dividend equivalent rights are awards entitling the grantee to payments equal to dividends on a specified number of shares of common stock. The Administrator may provide for additional terms and conditions of dividend equivalent rights, including, among other things, whether payment is to be made currently or on a deferred basis, the term of the dividend equivalent rights, whether payment is to be made in shares of common stock or cash or other consideration, whether payment is to be subject to the satisfaction of vesting conditions and whether the dividend equivalent rights will be forfeited if specified vesting conditions are not met.

        Other Awards.    The Administrator may also grant other awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of common stock including, without limitation: (1) operating partnership units, including LTIP Units, and other membership interests in a subsidiary entity; (2) other convertible, exchangeable or redeemable securities; and (3) awards valued by reference to book value, fair value or performance parameters relative to the Company or any subsidiary or group of subsidiaries. The terms of any other awards will be determined by the Administrator.

Term; Amendment

        No awards may be granted under the Amended and Restated 2004 Stock Incentive Plan ten years after the date of stockholder approval of the Amended and Restated 2004 Stock Incentive Plan. To the extent required by applicable rules of the NYSE, the Amended and Restated 2004 Stock Incentive Plan may not be amended without stockholder approval. Generally, under current rules of the NYSE, all material amendments to the Amended and Restated 2004 Stock Incentive Plan, including those that materially increase the number of shares available, expand the types of awards available or the persons eligible to receive awards, extend the term of the Amended and Restated 2004 Stock Incentive Plan, change the method of determining the strike price of options or delete or limit any provision prohibiting the repricing of options, must be approved by the holders of our common stock. Otherwise, our Board may at any time amend or discontinue the Amended and Restated 2004 Stock Incentive Plan and our Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent.

Repricing

        The Administrator may not exercise its discretion to reduce the exercise price of outstanding options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval, other than as a result of a proportionate adjustment made in connection with a merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock or extraordinary cash dividend.

Tax Withholding

        Participants in the Amended and Restated 2004 Stock Incentive Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold with respect to any award.

Material U.S. Federal Income Tax Consequences

Incentive Stock Options

        In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for the Company. To receive special tax treatment as an incentive stock option under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder must not dispose of the shares either within two years after the incentive stock option is granted or within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of the Company or of a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Internal Revenue Code generally allows any gain resulting from the sale of common stock received upon the exercise of an incentive stock option to be treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

        If the holding period rules noted above are not satisfied, certain gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company will generally be entitled to a deduction for federal income tax purposes equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  Non-Qualified Stock Options

        No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

New Plan Benefits

        The grants set forth in the table below have been allocated to each of the following individuals with respect to the additional shares to be reserved for issuance under the Amended and Restated 2004 Stock Incentive Plan. Except as set forth below, the number of shares that may be granted to our executive officers, non-employee directors and other employees is indeterminable at this time, as such grants are subject to the discretion of the Administrator.

Name and Position	Number of Shares
David T. Hamamoto
Chairman and Chief Executive Officer	1,823,076	(1)(2)
Daniel R. Gilbert
Co-President and Chief Investment Officer	928,724	(1)(2)
Albert Tylis
Co-President, Chief Operating Officer and Secretary	900,391	(1)(2)
Debra A. Hess
Chief Financial Officer	83,605	(2)
All current executive officers, as a group	3,906,806
All current directors who are not executive officers, as a group	117,196	(3)
All current employees who are not executive officers, as a group	857,391

(1)
Includes shares issuable upon settlement of RSUs granted under the Incentive Plan, to the extent such RSUs are earned and vested. The Company believes that it will meet the performance hurdle established for the RSUs for the period ending December 31, 2012 that would entitle the recipient to 100% of the RSU's granted subject to such recipient's continued employment through such date.

(2)
Excludes RSUs granted in 2012 that are subject to the Company achieving target stock prices for the four-year period ending December 31, 2014. The Company does not currently believe it is probable that such measure will be achieved and that such RSUs will be issued. See "Executive Compensation and Other Information—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Awards" for additional information.

(3)
As discussed above, new non-employee directors are granted LTIP Units having a value of $50,000 and all non-employee directors receive annual grants of LTIP Units having a value of $60,000. The actual number of LTIP Units to be granted to our non-employee directors is indeterminate as it depends on the closing sale price of our common stock on each grant date and may be limited by the number of LTIP Units available for issuance as of each grant date.

Equity Compensation Plan Table

        The table below summarizes information, as of December 31, 2011, relating to the Company's equity compensation plans pursuant to which grants of securities may be made from time-to-time. As of the record date for the annual meeting, there were no shares available for grant under our equity incentive plans and, of the awards issued under our equity incentive plans that may currently be settled in shares of common stock, all such awards are vested other than 131,049 shares of restricted stock or LTIP Units that remain subject to time-based vesting.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance
Approved by Security Holders:
2004 Omnibus Stock Incentive Plan	4,091,004	NA	—
2004 Long-Term Incentive Plan	116,831	NA	—

Total	4,207,835		—

(1)
Represents units of partnership interest which are structured as profits interest, or LTIP Units, in our operating partnership. Conditioned on minimum allocation to the capital accounts of the LTIP Unit for federal income tax purposes, each LTIP Unit may be converted, at the election of the holder, into one common unit of limited partnership interest in our operating partnership, or OP Units. Each of the OP Units underlying these LTIP Units are redeemable at the election of the OP Unit holder, at our option in its capacity as general partner of our operating partnership, for: (i) cash equal to the then fair value of one share of our common stock; or (ii) one share of our common stock. During the year ended December 31, 2011, 630,695 awards, all in the form of LTIP Units, were granted by the Company as part of its equity compensation plans. Of these 630,695 LTIP Units, only 155,302 may currently be settled in stock, of which 131,049 remain subject to time-based vesting. Further, during the three fiscal years ended December 31, 2011, none of the Company's named executive officers were granted any non-performance based equity awards and no performance-based equity awards were earned and settled in stock during such periods.

Vote Required

        Approval of the Amended and Restated 2004 Stock Incentive Plan requires, under the rules of the NYSE, the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the annual meeting, provided that the total votes cast on the matter represent more than 50% in interest of all shares entitled to vote thereon. For purposes of Proposal 3, abstentions will be treated as votes cast and will have the same effect as a vote against the matter. "Broker non-votes" will not be treated as votes cast and, as a result, will not have any effect on the result of the vote, except that they will not count toward the requirement that votes cast on the matter represent more than 50% in interest of all shares entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
APPROVAL OF THE NORTHSTAR REALTY FINANCE CORP.
AMENDED AND RESTATED 2004 OMNIBUS STOCK INCENTIVE PLAN.

PROPOSAL NO. 3:
NON-BINDING, ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

        Pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        We are asking our stockholders to indicate their support for the resolution approving our named executive officers' compensation as described in this proxy statement. This vote is not limited to any specific item of compensation but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K. Please refer to the section entitled "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2011.

        You may vote for, vote against, or abstain from voting on the non-binding, advisory resolution approving the compensation of our named executive officers. The affirmative vote of a majority of the votes cast on this proposal will be required for approval. Abstentions and broker non-votes, if any, will not be counted as having been cast and will have no effect on the outcome of the vote on this proposal.

        The resolution approving the compensation of our named executive officers is advisory and, therefore, will not have any binding legal effect on the Company, our Board or the Compensation Committee. However, our Board and the Compensation Committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ADOPTION OF THIS RESOLUTION.

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. A representative of Grant Thornton LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

        Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.

        If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
OF THE SELECTION OF GRANT THORNTON LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2013

        Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2013 annual meeting of stockholders if they are received by us on or before December 24, 2012. Stockholder proposals must be directed to the General Counsel, NorthStar Realty Finance Corp., at 399 Park Avenue, 18th Floor, New York, New York 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered "timely," such proposal must be received by us within the timeframe for submission of stockholder proposals and director nominations under our current bylaws. In order for a proposal to be "timely" under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and director nominations must be submitted, in accordance with the requirements of our current bylaws, not later than 5:00 p.m., Eastern Time, on December 24, 2012 and not earlier than November 24, 2012; provided, however, in the event that the date of the 2013 annual meeting of stockholders is advanced or delayed more than 30 days from May 24, 2013, a proposal by a stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such meeting and not later than 5:00 p.m., Eastern Time, on the later of: (1) the 120th day prior to the date of such annual meeting, as originally convened; or (2) the tenth day following the date on which public announcement of the date of such meeting is first made.

INCORPORATION BY REFERENCE

        In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report" contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS

        Our Board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

Albert Tylis Co-President, Chief Operating Officer and Secretary

April 20, 2012
New York, New York

APPENDIX A

NORTHSTAR REALTY FINANCE CORP.
AMENDED AND RESTATED
2004 OMNIBUS STOCK INCENTIVE PLAN

Section 1.    General Purpose of Plan.

        The name of this plan is the NorthStar Realty Finance Corp. Amended and Restated 2004 Omnibus Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (hereinafter defined) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. To accomplish the foregoing, the Plan provides that the Company may grant awards of Stock, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights and Other Awards (each as hereinafter defined).

Section 2.    Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 below.

        (b)   "Award" means an award of Stock, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights or Other Awards under the Plan.

        (c)   "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Change in Control" of the Company shall be deemed to have occurred if an event set forth in any one of the following paragraphs (i)-(iv) shall have occurred:

            (i)  any Person is or becomes Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company, excluding: (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (ii) below; (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; and (C) NCIC or any of its majority-owned or controlled subsidiaries; or

           (ii)  the consummation of a merger or consolidation of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company; or

          (iii)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

          (iv)  the consummation of the sale or disposition by the Company of all or substantially all of the assets of the Company.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended from time-to-time, or any successor thereto.

        (g)   "Committee" means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (h)   "Company" means NorthStar Realty Finance Corp., a Maryland corporation (or any successor corporation).

        (i)    "Dividend Equivalent Right" means an Award entitling the Participant to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Participant.

        (j)    "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 16.

        (k)   "Eligible Recipient" means an officer, director (including a Non-Employee Director), employee, co-employee, consultant or advisor of the Company or of any Parent or Subsidiary who provides services to the Company.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time-to-time.

        (m)  "Fair Market Value" means, as of any given date, the fair market value of a share of Stock as determined by the Administrator using any reasonable method and in good faith; provided that if shares of Stock are admitted to trading on a national securities exchange, the fair market value of a share of Stock on any date shall be the closing sale price reported for such share on the exchange on such date on which a sale was reported.

        (n)   "Free Standing Rights" has the meaning set forth in Section 8 hereof.

        (o)   "Free Standing Stock Appreciation Rights" has the meaning set forth in Section 8 hereof.

        (p)   "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships of the Participant.

        (q)   "Incentive Stock Option" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

        (r)   "Non-Employee Director" means a director of the Company who is not an employee of the Company.

        (s)   "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

        (t)    "NCIC" means NorthStar Capital Investment Corp., a Maryland corporation.

        (u)   "Other Awards" means an award granted pursuant to Section 12 hereof.

        (v)   "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

        (w)  "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 below, to receive an Award.

        (x)   "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).

        (y)   "Plan" has the meaning set forth to it in Section 1 hereof.

        (z)   "Related Rights" has the meaning set forth in Section 8 hereof.

        (aa) "Related Stock Appreciation Rights" has the meaning set forth in Section 8 hereof.

        (bb) "Restricted Period" has the meaning set forth in Section 9 hereof.

        (cc) "Restricted Stock" means shares of Stock subject to certain restrictions granted pursuant to Section 9 below.

        (dd) "Restricted Stock Unit" means an Award of phantom stock units subject to certain restrictions granted pursuant to Section 10 below, which may be settled in Stock.

        (ee) "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a transaction described in Section 5(b) below.

        (ff)  "Securities Act" means the Securities Act of 1933, as amended.

        (gg) "Stock" means the common stock, par value $0.01 per share, of the Company.

        (hh) "Stock Appreciation Right" means the right pursuant to an award granted under Section 8 below to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

        (ii)   "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 7 below.

        (jj)   "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

        (kk) "Unit" or "Units" means a unit or units of limited partnership interest in NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and the entity through which the Company conducts a significant portion of its business.

Section 3.    Administration.

        (a)   The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

        (b)   The Administrator shall have the power and authority to grant Stock, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Other Awards or any combination of the foregoing hereunder to Eligible Recipients pursuant to the terms of the Plan. In particular, but without limitation, the Administrator shall have the authority:

            (i)  to select those Eligible Recipients who shall be Participants;

           (ii)  to determine whether and to what extent Awards are to be granted hereunder to Participants;

          (iii)  to determine the number of shares of Stock to be covered by each Award granted hereunder;

          (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including the waiver or modification of any such terms or conditions;

           (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder, including the waiver or modification of any such terms or conditions;

          (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time-to-time deem advisable; and

         (vii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any award certificates relating thereto) and to otherwise supervise the administration of the Plan.

        (c)   The Administrator may, in its absolute discretion, without amendment to the Plan: (i) accelerate the date on which any Stock Option or Stock Appreciation Right granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Stock Option or Stock Appreciation Right; and (ii) accelerate the lapse of restrictions or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Restricted Stock Unit or Other Award or otherwise adjust any of the terms applicable to any such Award; provided, however, that no action under this Section 3(c) shall adversely affect any outstanding Award without the consent of the holder thereof.

        (d)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 4.    Shares Reserved for Issuance Under the Plan.

        The total number of shares of Stock reserved and available for issuance under the Plan shall be 14,433,038 shares of Stock, subject to adjustment as provided in Section 5(a). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than such overall limit may be granted to any one individual Eligible Recipient during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

Section 5.    Equitable Adjustments; Sale Events

        (a)   Upon the occurrence of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, the Administrator shall make appropriate equitable adjustments, which may include, without limitation, adjustments to: (i) the aggregate number of shares of Stock reserved for issuance under the Plan; (ii) the kind, number and exercise price of outstanding Stock Options and Stock Appreciation Rights granted under the Plan; and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights and Other Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. The Administrator shall also make appropriate equitable adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. The adjustment by the Administrator shall be final, binding and conclusive.

        (b)   Except as the Administrator may otherwise specify with respect to particular Awards in the relevant award certificate, in the case of and subject to the consummation of (1) a merger, share exchange, reorganization or consolidation or (2) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person, all Stock Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of such transaction shall become fully exercisable as of the effective time of such transaction, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of such transaction and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with such transaction in the Administrator's discretion, unless, in any case, the parties to such transaction agree that Awards will be assumed or continued by the successor entity or new Awards of the successor entity or parent thereof will be substituted for such Awards with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. Upon the effective time of any such transaction, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption or continuation of such Awards by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination: (1) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the holders of Stock Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (2) each Participant shall be permitted, within a specified period of time prior to the consummation of such transaction as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such Participant. In connection with any such transaction in which the shares of Stock are exchanged for or converted into the right to receive cash, the parties to any such transaction may also provide that some or all outstanding Awards that would otherwise not be fully vested and exercisable in full after giving effect to the transaction will be converted (a "Converted Award") into the right to receive the Sale Price multiplied by the number of shares subject to such Awards (net of the applicable exercise price), subject to any remaining vesting provisions relating to such Awards and the other terms and conditions of such transaction (such as indemnification obligations and purchase price adjustments) to the extent provided by the parties to such transaction.

Section 6.    Eligibility.

        Eligible Recipients shall be eligible to be granted Stock, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Other Awards or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time-to-time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such Award.

Section 7.    Stock Options.

        Stock Options may be granted alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time-to-time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Each participant who is granted a Stock Option shall receive an award certificate of the Stock Option, in such form as the Administrator shall determine, which shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

        The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

        The Administrator shall have the authority to grant to any officer or employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Directors who are not also employees or officers of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and to the award certificate evidencing each Award which shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (a)    Option Price.    The option exercise price per share of Stock underlying each Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date (or with respect to Incentive Stock Options, 110% of the Fair Market Value per share on such date if, on such date, the Eligible Recipient owns, or is deemed to own under the Code, stock possessing more than ten percent (a "Ten Percent Owner") of the total combined voting power of all classes of Stock).

        (b)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if the Eligible Recipient is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

        (c)    Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that no action following the time of grant shall adversely affect any outstanding Stock Option without the consent of the holder thereof. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any Change in Control of the Company.

        (d)    Method of Exercise.    Subject to Section 7(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made: (i) by certified or bank check or other instrument acceptable to the Administrator; (ii) in the form of unrestricted Stock already owned by the Participant which has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised and subject to such other terms and conditions as the Administrator may provide, provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant; (iii) by the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) with respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; (v) any other form of consideration approved by the Administrator and permitted by applicable law; or (vi) any combination of the foregoing.

        (e)    Rights as Stockholder.    A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (b) of Section 15 below.

        (f)    Termination of Employment or Service.    In the event that a Participant ceases to be employed by or to provide services to any of the Company, any Parent or any Subsidiary, any outstanding Stock Options previously granted to such Participant shall be exercisable at such time or times and subject to such terms and conditions as set forth in the award certificate governing such Awards. Unless otherwise provided in the award certificate, Stock Options granted to such Participant, to the extent they were not vested and exercisable at the time of such termination, shall expire on the date of such termination.

        (g)    Annual Limit on Incentive Stock Options.    In addition to the limitation applicable to Stock Options in Section 4 above, to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

 Section 8.    Stock Appreciation Rights.

        Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Stock to be awarded, the exercise price and all other conditions of Stock Appreciation Rights. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

        Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and to the award certificate evidencing such Award which shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (a)    Awards.    Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

        (b)    Exercisability.

            (i)  Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

           (ii)  Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan; provided, however, that a Related Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option.

        (c)    Payment Upon Exercise.

            (i)  Upon the exercise of a Free Standing Stock Appreciation Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

           (ii)  A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

        (d)    Termination of Employment or Service.

            (i)  In the event that a Participant ceases to be employed by or to provide services to any of the Company, any Parent or any Subsidiary, any outstanding Stock Appreciation Rights previously granted to such Participant shall be exercisable at such time or times and subject to such terms and conditions as set forth in the award certificate governing such Awards. Unless otherwise provided in the award certificate, Stock Appreciation Rights granted to such Participant, to the extent they were not vested and exercisable at the time of such termination, shall expire on the date of such termination.

           (ii)  In the event of the termination of employment or service of a Participant who has been granted one or more Related Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as applicable to the related Stock Options.

        (e)    Term.

            (i)  The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

           (ii)  The term of each Related Stock Appreciation Right shall be the term of the Stock Option to which it relates, but no Related Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 9.    Restricted Stock.

        Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an award certificate. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in Section 9 (c)) applicable to Restricted Stock awards; and all other conditions applicable to Restricted Stock awards. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

        (a)    Purchase Price.    The price per share, if any, that a Participant must pay for shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

        (b)    Awards and Certificates.    If such Restricted Stock is certificated, each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such Award. Uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such shares of Restricted Stock are vested.

        (c)    Nontransferability; Restrictions.    The Restricted Stock awards granted pursuant to this Section 9 shall be subject to the restrictions on transferability set forth in this Section 9(c) and Section 15(c) during such period as may be set by the Administrator in the award certificate (the "Restricted Period"); provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine in its sole discretion.

The Administrator may also impose such other restrictions and conditions, including the achievement of pre-established corporate performance goals on awarded Restricted Stock as it deems appropriate. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect.

        (d)    Rights as a Stockholder.    Except as provided in Section 9(b) or as otherwise provided in an award certificate, the Participant shall possess all incidents of ownership with respect to shares of Restricted Stock during the Restricted Period, including the right to receive dividends with respect to such shares and to vote such shares. .Notwithstanding the foregoing, cash dividends on shares of Restricted Stock that remain subject to potential forfeiture due to failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Participant through a certain date) must be retained by, or repaid by the Participant to, the Company; provided that, to the extent provided for in the applicable Award certificate or by the Administrator, an amount equal to such cash dividends retained or repaid by the Participant may be paid to the Participant upon the satisfaction or lapsing of such performance-based conditions with respect to such shares of Restricted Stock. If certificated, certificates for unrestricted shares of Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

        (e)    Termination of Employment.    In the event that a Participant ceases to be employed by or to provide services to any of the Company, any Parent or any Subsidiary during the Restricted Period, any rights pursuant to any Award of Restricted Stock previously granted to such Participant shall be subject to such terms and conditions as set forth in the award certificate governing such Awards. Unless otherwise provided in the award certificate, the Restricted Stock awards granted to such Participant, to the extent that restrictions have not lapsed or applicable conditions have not been met at the time of such cessation of employment or provision of services, shall expire on the date of such termination.

Section 10.    Restricted Stock Units.

        (a)    Nature of Restricted Stock Units.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. Each grant of Restricted Stock Units shall be evidenced by an award certificate. The terms and conditions of each such grant of Restricted Stock Units shall be determined by the Administrator and such terms and conditions may differ among individual Awards and Participants. At the time and upon the terms and conditions set forth in the award certificate with respect to Restricted Stock Units, the Restricted Stock Units shall be settled in the form of shares of Stock; provided that, to the extent permitted in the award certificate, the Restricted Stock Units may be settled in cash or such other consideration as may be specified in such award certificate. To the extent that an award of Restricted Stock Units is subject to Section 409A of the Code, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A of the Code.

        (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a Participant to elect to receive a portion of future cash compensation otherwise due to such Participant in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A of the Code and such other rules and procedures established by the Administrator. Any such future cash compensation that the Participant elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the applicable award certificate.

        (c)    Rights as a Stockholder.    A Participant shall have the rights as a stockholder only as to shares of Stock acquired by the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine, provided that a Dividend Equivalent Right granted with respect to an award of Restricted Stock Units that is subject to performance-based vesting or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Participant through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met.

Section 11.    Dividend Equivalent Rights

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any Eligible Recipient as a component of an Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in an award certificate with respect to the Award. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any, as specified in the applicable Award. The Administrator may provide that Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. Furthermore, a Dividend Equivalent Right granted with respect to an Award subject to performance-based vesting or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Participant through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met. A Dividend Equivalent Right granted as a component of an Award may also contain terms and conditions different from such other Award.

        (b)    Termination.    Except as may otherwise be provided by the Administrator either in the applicable award certificate or, subject to Section 13 below, in writing after the Award is issued, a Participant's rights in all Dividend Equivalent Rights granted as a component of an Award that has not vested shall automatically terminate upon the Participant's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12.    Other Awards.

        (a)    Nature of Other Awards.    Other forms of Awards ("Other Awards") that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation: (i) Units; (ii) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including Units); (iii) membership interests in a Subsidiary or operating partnership; and (iv) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. For purposes of calculating the number of shares of Stock underlying an Other Award relative to the total number of shares of Stock reserved and available for issuance under Section 4, the Administrator shall establish in good faith the maximum number of shares of Stock to which a grantee of such Other Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Award shall be reduced accordingly by the Administrator and the related shares of Stock shall be added back to the shares of Stock available for issuance under the Plan. Other Awards may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award certificate. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Other Awards shall be made; the number of shares of Stock or Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Other Awards; and the restrictions and conditions applicable to Other Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The Administrator may require that Other Awards be held through a limited partnership or a similar "look-through" entity and the Administrator may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 12. The provisions of the grant of Other Awards need not be the same with respect to each Participant. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 12 that remains subject to performance-based vesting or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), must be retained by, or repaid by the grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award certificate or by the Administrator, an amount equal to such cash dividends or distributions retained or repaid by the grantee may be paid to the grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.

        (b)    Rights as Stockholder.    Until such time as an Other Award is actually converted into, exchanged for, or paid out in shares of Stock, a Participant shall have no rights as a holder of stock.

        (c)    Termination of Employment or Service.    In the event that a Participant ceases to be employed by or to provide services to the Company, any Parent, or any Subsidiary, any outstanding Other Awards previously granted to such Participant shall be subject to such terms and conditions as set forth in the Award certificate governing such Other Awards. Except as may otherwise be provided by the Administrator either in the Award certificate, or subject to Section 13 below, in writing after the Award certificate is issued, a Participant's rights in all Other Awards that have not vested shall automatically terminate upon the Participant's termination of employment (or cessation of service relationship) with the Company, its Parents and its Subsidiaries for any reason.

Section 13.    Amendment and Termination.

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the Participant's consent. Except as provided in Section 5, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without shareholder approval. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, Plan amendments shall be subject to approval by the Company's stockholders entitled to vote at a meeting of stockholders. In addition, to the extent deemed desirable in order to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments may be made subject to approval by the Company's stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator's authority to take any action permitted pursuant to Section 5.

Section 14.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.    General Provisions.

        (a)    Securities Laws Compliance.    Shares of Stock shall not be issued pursuant to the exercise or settlement of any Award granted hereunder unless the exercise or settlement of such Award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance. Stock Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policy and procedures, as in effect from time-to-time.

        (b)    Delivery of Stock.    Certificated Stock granted under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed certificates evidencing such Stock in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Transferability of Awards.

          (i)    Transferability.    Except as provided in Section 15(c)(ii) below, during a Participant's lifetime, his or her Awards shall be exercisable only by the Participant or by the Participant's legal representative or guardian in the event of the Participant's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind and any purported transfer in violation hereof shall be null and void.

          (ii)    Administrator Action.    Notwithstanding Section 15(c)(i), the Administrator, in its discretion, may provide either in the award certificate regarding a given Award or by subsequent written approval that the Participant (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Participant for value.

          (iii)    Family Member.    For purposes of Section 15(c)(ii), "family member" shall mean a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

          (iv)    Designation of Beneficiary.    Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased Participant or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate.

        (d)    Company Actions; No Right to Employment.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is necessary and desirable; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (e)    Payment of Taxes.    Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16.    Effective Date of Plan.

        This amended and restated Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company's bylaws and articles of incorporation and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the amended and restated Plan is approved by the Board.

 Section 17.    Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date but Awards theretofore granted may extend beyond that date.

Section 18.    Governing Law.

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS:	April 18, 2012
DATE AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS:	, 2012

APPENDIX B

FORM OF PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
NORTHSTAR REALTY FINANCE CORP.

        The undersigned stockholder of NorthStar Realty Finance Corp., a Maryland corporation, or the Company, hereby appoints David T. Hamamoto and Albert Tylis, and each of them, as proxies for the undersigned, each with the full power of substitution, and hereby authorizes them to attend the Annual Meeting of Stockholders of the Company to be held on May 24, 2012 at 10:00 a.m., local time, at the New York Palace Hotel at 455 Madison Avenue, Henry Room—Villard Mansion, 5th Floor, New York, New York, and any postponements or adjournments thereof, to vote all of the shares of common stock of the Company, which the undersigned would be entitled to vote if personally present thereat and to exercise all of the powers that the undersigned would have if personally present thereat.

        The votes entitled to be cast by the undersigned will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be cast "FOR" each of the nominees for director listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE VOTE AS SOON AS POSSIBLE.

VOTE BY INTERNET—www.voteproxy.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-proxies (1-800-776-9437)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York, 10022, Attention: General Counsel.

THIS PROXY CARD IS CONTINUED ON REVERSE SIDE

*************

ANNUAL MEETING OF STOCKHOLDERS OF

NORTHSTAR REALTY FINANCE CORP.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, annual report, proxy statement and proxy card are available at www.nrfcproxy.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    /*/

Proposal 1.	Election of individuals nominated by our Board of Directors to serve on our Board of Directors until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified.

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
☐	☐	☐

    INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here.    /*/

    Nominees:

C. Preston Butcher	☐	David T. Hamamoto	☐	Oscar Junquera	☐	Louis J. Paglia	☐
Stephen E. Cummings	☐	Judith A. Hannaway	☐	Wesley D. Minami	☐	Sridhar Sambamurthy	☐

Proposal 2:	Approval of the Amended and Restated NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3:	Adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4:	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 5:	To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any postponement or adjournment thereof in the discretion of the proxy holder.

    ☐    CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of NorthStar Realty Finance Corp.'s Annual Report to Stockholders for the fiscal year ended December 31, 2011 and the accompanying Notice of Annual

Meeting and Proxy Statement, the terms of each of which are incorporated by reference and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

This proxy must be signed exactly as name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a company or partnership, please sign full company or partnership name by a duly authorized officer or partner, giving full title as such.

Date (mm/dd/yyyy) Please print date below	Signature 1— Please keep signature within the box	Date (mm/dd/yyyy) Please print date below	Signature 1— Please keep signature within the box
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